UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.
20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
Filed by the Registrant  ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12
CURIS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒    No fee required.
☐    Fee paid previously with preliminary materials.
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION DATED APRIL 10, 2026

CURIS, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 19, 2026
NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Curis, Inc. will be held exclusively online via the Internet as a virtual web conference at www.virtualshareholdermeeting.com/CRIS2026 on May 19, 2026, at 11:00 a.m. Eastern Time for the purpose of considering and voting upon the following matters:
1.To elect two Class III directors for a term of three years;
2.To approve, on an advisory (non-binding) basis, the compensation of our named executive officers;
3.To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;
4.To adopt and approve an amendment to our Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of our common stock;
5.To approve an adjournment of the annual meeting, if necessary, to solicit additional proxies in the event there are insufficient votes to approve Proposal 4; and
6.To transact any other business that may properly come before the meeting or any continuation, adjournment or postponement thereof.
The board of directors has fixed the close of business on March 23, 2026 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any continuation, adjournment or postponement thereof. The annual meeting will be conducted as a virtual meeting of stockholders, which will be held exclusively online via the Internet as a virtual web conference. You will be able to attend the annual meeting online, vote your shares online during the annual meeting and submit your questions online during the annual meeting by visiting www.virtualshareholdermeeting.com/CRIS2026. There will not be a physical meeting location and you will not be able to attend the annual meeting in person. Your vote is very important to us. Whether or not you plan to attend the annual meeting online, it is important for your shares to be represented and voted.
A printed copy of our proxy materials, including a proxy card, is being mailed to our stockholders on or about April [ ], 2026 and sent by e-mail to our stockholders who have opted for such means of delivery on or about April [ ], 2026.
If you are a stockholder of record, you may vote in one of the following ways:
1.You may submit a proxy to vote over the Internet. If you have Internet access, you may submit a proxy to vote from any location in the world at www.proxyvote.com, by following the instructions on that site or the “Submit a Proxy to Vote by Internet” instructions on the enclosed proxy card.
2.You may submit a proxy to vote by telephone. You may submit a proxy to vote by calling 1-800-690-6903 and following the instructions provided, or by following the “Submit a Proxy to Vote by Phone” instructions on the enclosed proxy card.
3.You may submit a proxy to vote by mail. If you received a printed copy of the proxy materials by mail and would like to submit a proxy to vote by mail, you need to complete, date and sign the proxy card that accompanies this proxy statement and promptly mail it in the enclosed postage-prepaid envelope. You do not need to put a stamp on the enclosed envelope if you mail it in the United States. The persons named in the proxy card will vote the shares you own in accordance with your instructions on the proxy card you mail. If you sign and return the proxy card, but do not give any instructions on a particular matter described in this proxy statement, the persons named in the proxy card will vote the shares you own in accordance with the recommendations of our board of directors.
4.You may vote your shares online while virtually attending the annual meeting. You will be able to attend the annual meeting online, vote your shares online during the annual meeting and submit your questions online during the annual meeting by visiting www.virtualshareholdermeeting.com/CRIS2026. You will need your control number included on your proxy card in order to be able to vote during the Annual Meeting.
If your shares are held in “street name,” that is, held for your account by a bank, brokerage firm or other nominee, you will receive instructions from the holder of record that you must follow to submit a proxy to vote your shares.
Please promptly submit your proxy over the Internet, by phone or by mail. You may revoke your proxy at any time before the annual meeting by following the procedures described in the proxy statement. Further information about how to attend the annual meeting online, vote your shares online during the annual meeting and submit your questions online during the annual meeting is included in the accompanying proxy statement.
All stockholders are cordially invited to attend the annual meeting.
By Order of the Board of Directors,
James E. Dentzer
President and Chief Executive Officer
Lexington, Massachusetts
April [ ], 2026
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE URGE YOU TO SUBMIT YOUR PROXY TO VOTE YOUR SHARES BY SUBMITTING YOUR PROXY OVER THE INTERNET, OR BY TELEPHONE, OR BY COMPLETING, DATING, SIGNING, AND RETURNING THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

PROPOSAL 2 — ADVISORY (NON-BINDING) VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	42
Board Recommendation	43

PROPOSAL 3 — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	43
Board Recommendation	43

PROPOSAL 4 — ADOPTION AND APPROVAL OF AN AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK	43
Board Recommendation	45

PROPOSAL 5 — APPROVAL OF AN ADJOURNMENT OF THE ANNUAL MEETING	46
Board Recommendation	46

OTHER MATTERS	46
Stockholder Proposals for 2027 Annual Meeting	46
Solicitation of Proxies	46
Householding of Annual Meeting Materials	47

APPENDIX
Appendix A - Certificate of Amendment of Restated Certificate of Incorporation to Increase the Number of Authorized Shares of Our Common Stock	A-1

CURIS, INC.
128 Spring Street, Building C – Suite 500
Lexington, Massachusetts 02421
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 19, 2026
This proxy statement is furnished in connection with the solicitation by the board of directors of Curis, Inc. of proxies for use at the annual meeting of stockholders to be held virtually on May 19, 2026 at 11:00 a.m. Eastern Time and at any continuation, adjournment or postponement thereof. The annual meeting of stockholders will be held exclusively online via the Internet as a virtual web conference at www.virtualshareholdermeeting.com/CRIS2026.
Except where the context otherwise requires, references to “Curis,” “we,” “us,” “our,” and similar terms refer to Curis, Inc. and its subsidiaries. We include our website address (www.curis.com) in this proxy statement only as an inactive textual reference and do not intend it to be an active link to our website. The contents of our website are not incorporated into this proxy statement.

Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Stockholders to be Held on May 19, 2026:

The proxy statement is available at www.proxyvote.com.
We will, upon written or oral request of any stockholder, furnish copies of our 2025 annual report to stockholders, except for exhibits, without charge. Exhibits to the 2025 annual report are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. Please address all such requests to us at 128 Spring Street, Building C – Suite 500, Lexington, Massachusetts 02421, Attention: Secretary, or telephone: (617) 503-6500.
We will mail, or send by e-mail to our stockholders who have opted for such means of delivery, the Notice of Annual Meeting, this proxy statement and a proxy card, to our stockholders on or about April [ ], 2026.
INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
How will the annual meeting be held?
The annual meeting will be conducted as a virtual meeting of stockholders. You will be able to attend the annual meeting online, vote your shares online during the annual meeting and submit your questions online during the annual meeting by visiting www.virtualshareholdermeeting.com/CRIS2026. There will not be a physical meeting location and you will not be able to attend the annual meeting in person. The annual meeting will start at 11:00 a.m., Eastern Time, on May 19, 2026. You will need the control number included on your proxy card or voting instruction form in order to be able to enter the annual meeting online. Instructions on how to attend and participate online, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/CRIS2026. Information contained on this website is not incorporated by reference into this proxy statement or any other report we file with the SEC.
Online check-in will begin at 10:45 a.m., Eastern Time, on May 19, 2026, and you should allow ample time for the online check-in proceedings. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number posted at www.virtualshareholdermeeting.com/CRIS2026 on the meeting date. Our virtual meeting will be governed by our Rules of Conduct and Procedures, which will be posted at www.virtualshareholdermeeting.com/CRIS2026 in advance of the meeting. We have designed the virtual annual meeting to provide the same rights and opportunities to participate as stockholders would have at an in-person meeting, including the right to vote and ask questions through the virtual meeting platform.

What is the purpose of the annual meeting?
At the annual meeting, stockholders will consider and vote on the following matters:
1.To elect two Class III directors for a term of three years;
2.To approve, on an advisory (non-binding) basis, the compensation of our named executive officers;
3.To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;
4.To adopt and approve an amendment to our Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of our common stock (the “Authorized Shares Proposal”);
5.To approve an adjournment of the annual meeting, if necessary, to solicit additional proxies in the event there are insufficient votes to approve the Authorized Shares Proposal (the “Adjournment Proposal”); and
6.To transact any other business that may properly come before the meeting or any continuation, adjournment or postponement thereof.
Who can vote at the annual meeting?
To be entitled to vote on the above matters, you must have been a stockholder of record at the close of business on March 23, 2026, the record date for the annual meeting. The number of shares entitled to vote at the meeting is 39,978,693 shares of our common stock, which is the number of shares that were outstanding on the record date.
A complete list of registered stockholders as of the close of business on the record date will be available for inspection by our stockholders of record during ordinary business hours beginning no later than the 10th day prior to the annual meeting, and ending on the day before the annual meeting, at our principal place of business located at the following address: 128 Spring Street, Building C – Suite 500, Lexington, MA 02421.
How many votes do I have?
Each share of our common stock that you own on the record date entitles you to one vote on each matter that is voted on.
Is my vote important?
Your vote is important regardless of how many shares you own. Please take the time to read the instructions below and submit your proxy to vote. Choose the method of proxy submission that is easiest and most convenient for you and please submit your proxy to vote as soon as possible.
How do I vote?
Stockholder of record: Shares registered in your name.
If you are a stockholder of record, that is, your shares are registered in your own name, not in “street name” by a bank or brokerage firm, then you have the right to grant your proxy or to vote at the annual meeting and you can submit a proxy to vote or vote (as applicable) in any one of the following ways:
1.    Over the Internet. If you have Internet access, you may submit a proxy to vote your shares from any location in the world at www.proxyvote.com, by following the instructions on that site or the “Submit Your Proxy to Vote by Internet” instructions on the enclosed proxy card.
2.    By telephone. You may submit a proxy to vote your shares by calling 1-800-690-6903 and following the instructions provided, or by following the “Submit Your Proxy to Vote by Phone” instructions on the enclosed proxy card.

3.    By mail. If you received a printed copy of the proxy materials by mail and would like to submit a proxy to vote by mail, you need to complete, date and sign the proxy card that accompanies this proxy statement and promptly mail it in the enclosed postage-prepaid envelope. You do not need to put a stamp on the enclosed envelope if you mail it in the United States. The persons named in the proxy card will vote the shares you own in accordance with your instructions on the proxy card you mail. If you return and sign the proxy card, but do not give any instructions on a particular matter described in this proxy statement, the persons named in the proxy card will vote the shares you own in accordance with the recommendations of our board of directors.
4.    Online while virtually attending the annual meeting. This year’s annual meeting is a virtual annual meeting of stockholders. There will not be a physical meeting location and you will not be able to attend the annual meeting in person. You will be able to attend the annual meeting online, vote your shares online during the annual meeting and submit your questions online during the annual meeting by visiting www.virtualshareholdermeeting.com/CRIS2026. You will need your control number included on your proxy card in order to be able to vote during the annual meeting.
Submitting a proxy to vote over the Internet or by telephone must be completed by 11:59 p.m. Eastern Time on May 18, 2026.
Beneficial owner:
Shares held in “street name.” If the shares you own are held in “street name” by a bank or brokerage firm, then you may submit voting instructions or vote your shares in any one of the following ways:
1.     Over the Internet or by Telephone. You will receive instructions from your bank, brokerage firm or other nominee if they permit you to submit voting instructions over the Internet or by telephone. You should follow those instructions.
2.     By Mail. You will receive instructions from your bank, brokerage firm or other nominee explaining how you can submit voting instructions by mail. You should follow those instructions.
3.    Online While Virtually Attending the Annual Meeting. You will receive instructions from your bank, brokerage firm or other nominee explaining how you can vote your shares online during the annual meeting. You will need your control number included on your voting instruction form in order to demonstrate proof of beneficial ownership and to be able to vote during the annual meeting. Instructions on how to attend and participate online, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/CRIS2026.
Will my shares be voted if I do not return my proxy?
If your shares are registered directly in your name, your shares will not be voted if you do not submit a proxy to vote over the Internet or by telephone, return your proxy by mail or vote online at the annual meeting.
If your shares are held in “street name,” your bank, brokerage firm or other nominee may under certain circumstances vote your shares if you do not return your voting instructions. Stock exchange rules permit a broker to vote shares held in a brokerage account on certain proposals if the broker does not receive voting instructions from you. Stock exchange rules, however, prohibit brokers from voting uninstructed shares in the case of election of directors, executive compensation matters and certain other matters. Of the matters to be voted on at the annual meeting, we expect the only proposals on which brokers will have discretionary voting authority are Proposal 3 - the ratification of the appointment of our independent registered public accounting firm and Proposal 4 – the Authorized Shares Proposal.
A “broker non-vote” occurs when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at their discretion. We encourage you to provide voting instructions to your bank, brokerage firm or other nominee. This ensures that your shares will be voted at the annual meeting according to your instructions. You should receive directions from your bank, brokerage firm or other nominee about how to submit your voting instructions to them.
Can I change my vote after I have mailed my proxy card?
Yes. If you are a stockholder of record, you can revoke your proxy at any time before it is exercised by:
•    signing and returning another proxy card with a later date;
•    giving our corporate secretary written notice before the annual meeting that you want to revoke your proxy; or
•    voting online while virtually attending the annual meeting.
Your virtual attendance at the annual meeting alone will not revoke your proxy. Any mailed revocation sent to Curis must include the stockholder’s name and must be received by the day prior to the annual meeting to be effective.
If you submit a proxy to vote your shares over the Internet or by telephone prior to the annual meeting, only your latest Internet or telephonic proxy submitted prior to the annual meeting will be counted at the annual meeting.
If you own shares in “street name,” your bank or brokerage firm should provide you with appropriate instructions for changing your vote.
What constitutes a quorum?
In order for business to be conducted at the meeting, a quorum must be present. A quorum consists of the holders of one-third (1/3) of the shares of common stock issued and outstanding and entitled to vote at the meeting, or 13,326,231 shares.
Shares of our common stock represented in person or by proxy (including broker non-votes and shares that are represented in person or by proxy but abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for the purpose of determining whether a quorum exists. Shares present virtually during the annual meeting will be considered shares of common stock represented in person at the annual meeting.
If a quorum is not present, the annual meeting may be adjourned until a quorum is obtained.
What vote is required for each item?
Proposal 1 – Election of Directors. The affirmative vote of a plurality of the votes cast by the stockholders entitled to vote on the matter is required for the election of directors. Votes marked as “WITHHELD” and “broker non-votes” will have no effect on the outcome on the election of directors.
Proposal 2 – Approval, on an Advisory (Non-Binding) Basis, of the Compensation of Our Named Executive Officers. The affirmative vote of a majority of the votes cast will be required for the approval of a non-binding advisory vote on executive compensation. Votes marked as ABSTAIN will not be voted FOR or AGAINST the proposal and will not be counted as votes cast or shares voting on the proposal. “Broker non-votes” and votes to ABSTAIN will have no effect on the outcome of Proposal 2.
Proposal 3 – Ratification of Independent Auditors. The affirmative vote of a majority of the votes cast will be required for the approval of the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Votes marked as ABSTAIN will not be voted FOR or AGAINST the proposal and will also not be counted as votes cast or shares voting on the proposal. Votes to ABSTAIN will have no effect on the outcome of Proposal 3. As we believe Proposal 3 is considered a routine matter, banks, brokers and nominees for those who hold their shares in street name, may exercise discretion to vote uninstructed shares. We do not expect any “broker non-votes” on Proposal 3.

Although stockholder approval of our audit committee’s appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2026 is not required, we believe that it is advisable to give stockholders an opportunity to ratify this appointment. If this proposal is not approved at the annual meeting, our audit committee will reconsider its appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2026.
Proposal 4 – Adoption and Approval of the Authorized Shares Proposal. The affirmative vote of a majority of the votes cast will be required for the adoption and approval of the Authorized Shares Proposal. Votes marked as ABSTAIN will not be voted FOR or AGAINST the proposal and will also not be counted as votes cast or shares voting on the proposal. As a result, votes to ABSTAIN will have no effect on the outcome of Proposal 4. As Proposal 4 is considered a routine matter, banks, brokers and nominees for those who hold their shares in street name, may exercise discretion to vote uninstructed shares. We do not expect any “broker non-votes” on Proposal 4.
Proposal 5 – Approval of an Adjournment of the Annual Meeting. The affirmative vote of a majority of the votes cast will be required for the approval of an adjournment of the annual meeting, if necessary, to solicit additional proxies in the event there are insufficient votes to approve the Authorized Shares Proposal. Votes marked as ABSTAIN will not be voted FOR or AGAINST the proposal and will not be counted as votes cast or shares voting on the proposal. Votes to ABSTAIN will have no effect on the outcome of Proposal 5. As we believe Proposal 5 is considered a routine matter, banks, brokers and nominees for those who hold their shares in street name, may exercise discretion to vote uninstructed shares. We do not expect any “broker non-votes” on Proposal 5.
How will votes be counted?
Each share of common stock will be counted as one vote, whether voted by you online during the annual meeting or submitted by proxy.
Who will count the votes?
A representative of Broadridge Financial Solutions, Inc. will count, tabulate and certify the votes.
How do I submit a question at the annual meeting?
If you wish to submit a question, on the day of the annual meeting, beginning at 10:45 a.m., Eastern Time on May 19, 2026, you may log into the virtual meeting platform at www.virtualshareholdermeeting.com/CRIS2026 with your 16-digit control number, click the Q&A button, type your question into the “Submit a question” field, and click “Submit.” Our virtual meeting will be governed by our Rules of Conduct and Procedures, which will be posted at www.virtualshareholdermeeting.com/CRIS2026 in advance of the annual meeting. The Rules of Conduct and Procedures will address the ability of stockholders to ask questions during the annual meeting, including rules on permissible topics, and rules for how questions and comments will be recognized and disclosed to meeting participants. Only those who have logged into the meeting with their control number will be able to ask questions. Stockholders may also join as a “Guest” and will be in listen-only mode.
How does the board of directors recommend that I vote on the proposals?
Our board of directors recommends that you vote:
FOR the election of two Class III directors for a term of three years (Proposal 1);
FOR the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers (Proposal 2);
FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal 3);
FOR the approval of the Authorized Shares Proposal (Proposal 4); and
FOR the Adjournment Proposal.

Will any other business be conducted at the annual meeting or will other matters be voted on?
We are not aware of any other business to be conducted or matters to be voted upon at the annual meeting. If any other matter properly comes before the annual meeting, the persons named in the proxy card that accompanies this proxy statement will exercise their judgment in deciding how to vote, or otherwise act, at the annual meeting with respect to that matter or proposal. Our bylaws establish the process for a stockholder to bring a matter before a meeting. See “Stockholder Proposals for 2027 Annual Meeting” on page 46 of this proxy statement.
Where can I find the voting results?
We are required to report the voting results from the annual meeting in a Current Report on Form 8-K filed with the SEC within four business days following the date of the annual meeting.
Who bears the costs of soliciting proxies?
We will bear the cost of soliciting proxies. In addition to solicitation by mail, our directors, officers and employees may solicit proxies by telephone, e-mail, facsimile and in person without additional compensation. We may reimburse banks, brokerage firms or other nominees holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.
How can I obtain a copy of Curis’s Annual Report on Form 10-K?
Our Annual Report on Form 10-K is available in the “Investors” section of our website at www.curis.com. Alternatively, if you would like us to send you a copy, without charge, please contact:
Curis, Inc.
128 Spring Street, Building C – Suite 500
Lexington, MA 02421
Attention: Secretary
(617) 503-6500
If you would like us to send you a copy of the exhibits listed on the exhibit index of the Annual Report on Form 10-K, we will do so upon your payment of our reasonable expenses in furnishing the requested exhibits.
Whom should I contact if I have any questions?
If you have any questions about the annual meeting or your ownership of our common stock, please contact our secretary at the address or telephone number listed above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information, as of March 23, 2026, with respect to the beneficial ownership of shares of our common stock by:
•    each person known to us to beneficially own more than 5% of the outstanding shares of our common stock,
•    each director and director nominee named in this proxy statement,
•    each of our named executive officers for the fiscal year ended December 31, 2025 identified in the “Summary Compensation Table;” and
•    all directors and executive officers as a group.
As of March 23, 2026, we had 39,978,693 shares of common stock outstanding. The number of shares of common stock beneficially owned by each person is determined under rules promulgated by the SEC and includes shares over which the indicated beneficial owner exercises voting and/or investment power. For each person named in the table below, the number in the “Number of Shares Held” column consists of shares held as of March 23, 2026 and the number in the “Shares Acquirable Within 60 Days” column consists of shares underlying options and warrants to purchase common stock that may be exercised within 60 days after March 23, 2026. Such options and warrants are deemed outstanding for computing the percentage ownership of the person holding the options or warrants but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated, we believe that each stockholder in the table has sole voting and investment power over the shares listed. The inclusion in the table of any shares does not constitute an admission of beneficial ownership of those shares by the named stockholder. For each person, the “Number of Shares Held” column may include shares of common stock attributable to the person due to that person’s voting or investment power over such shares or other relationship.
Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Curis, Inc., 128 Spring Street, Building C – Suite 500, Lexington, Massachusetts 02421.

Name and Address of Beneficial Owner	Number of Shares Held (1)	+	Shares Acquirable Within 60 Days	=	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned (2)
5% Stockholders:
Entities affiliated with Nantahala Capital Partners Limited Partnership (3)	2,000,000		2,215,165		4,215,165	9.99%
Entities affiliated with Thomas A. Satterfield, Jr. (4)	2,740,000		1,393,030		4,133,030	9.99%
Stonepine Capital, LP (5)	3,704,462		321,530		4,025,992	9.99%
Entities affiliated with Bleichroeder LP (6)	3,802,329		212,799		4,015,128	9.99%
Pointillist Partners LLC (7)	3,993,872		—		3,993,872	9.99%
Directors and Named Executive Officers:
Anne E. Borgman, M.D.	—		25,594		25,594	*
Martyn D. Greenacre	1,305		49,600		50,905	*
John A. Hohneker, M.D.	—		30,000		30,000	*
Kenneth I. Kaitin, Ph.D.	1,407		49,600		51,007	*
Marc Rubin, M.D. (8)	28,108		129,601		157,709	*
James E. Dentzer (9)	148,730		844,698		993,428	2.43%
Jonathan B. Zung, Ph.D. (10)	66,667		288,518		355,185	*
Ahmed Hamdy, MBBCH (11)	66,667		250,001		316,668
Diantha Duvall (12)	77,707		314,435		392,142	*

All current directors and executive officers as a group (8 persons)	390,591		1,982,047		2,372,638	5.65%

*    Less than 1% of the outstanding common stock.
(1)    None of our directors or named executive officers has pledged any of their shares as security.
(2)    The percent of ownership for each stockholder on March 23, 2026 is calculated by dividing (1) the stockholder’s total beneficial ownership (i.e., the total number of shares beneficially owned plus the shares acquirable within 60 days) by (2) the sum of (i) 39,978,693 shares of our common stock that were outstanding on March 23, 2026 and (ii) shares acquirable by such stockholder within 60 days of March 23, 2026.
(3)    Entities affiliated with Nantahala Capital Management, LLC: This information is based on the Schedule 13G filed with the SEC on April 7, 2026 by Nantahala Capital Management, LLC and entities affiliated with Nantahala Capital Management, LLC. The shares reported under “Number of Shares Held” consist of (i) 1,028,000 shares of common stock held by Blackwell Partners LLC (ii) 736,000 shares of common stock held by Nantahala Capital Partners Limited Partnership, and (iii) 236,000 shares of common stock held by NCP RFM LP. The shares reported under “Shares Acquirable Within 60 Days” consist of (i) 379,532 shares of common stock issuable upon exercise of warrants issued in connection with our January 2026 private placement or January 2026 PIPE Financing, which we refer to as the Series A Warrants, 379,532 shares of common stock issuable upon exercise of warrants issued in connection with our January 2026 PIPE Financing, which we refer to as the Series B Warrants, and 379,532 shares of common stock issuable upon exercise of warrants issued in connection with our January 2026 PIPE Financing, which we refer to as the Series C Warrants held by Blackwell Partners LLC, (ii) 271,727 shares of common stock issuable upon exercise of the Series A Warrants, 271,727 shares of common stock issuable upon exercise of the Series B Warrants, and 271,726 shares of common stock issuable upon exercise of the Series C Warrants held by Nantahala Capital Partners Limited Partnership, and (iii) 87,130 shares of common stock issuable upon exercise of the Series A Warrants, 87,130 shares of common stock issuable upon exercise of the Series B Warrants, and 87,129 shares of common stock issuable upon exercise of the Series C Warrants held by NCP RFM LP. The shares reported under “Shares Acquirable Within 60 Days” exclude (i) 648,468 shares of common stock issuable upon exercise of the Series A Warrants, 648,468 shares of common stock issuable upon exercise of the Series B Warrants, and 648,468 shares of common stock issuable upon exercise of the Series C Warrants held by Blackwell Partners LLC due to the application of the beneficial ownership limitation, (ii) 464,273 shares of common stock issuable upon exercise of the Series A Warrants, 464,273 shares of common stock issuable upon exercise of the Series B Warrants, and 464,274 shares of common stock issuable upon exercise of the Series C Warrants held by Blackwell Partners LLC due to the application of the beneficial ownership limitation, and (iii) 148,870 shares of common stock issuable upon exercise of the Series A Warrants, 148,870 shares of common stock issuable upon exercise of the Series B Warrants, and 148,871 shares of common stock issuable upon exercise of the Series C Warrants held by NCP RFM LP due to the application of the beneficial ownership limitation. Each of the Series A Warrants, the Series B Warrants, and the Series C Warrants are subject to a beneficial ownership limitation of 9.99%, which such limitation restricts the stockholder from exercising that portion of the Warrants that would result in the stockholder and its affiliates owning, after exercise, a number of shares of our common stock in excess of the beneficial ownership limitation. Wilmot Harkey and Daniel Mack are Managers of the General Partner, Nantahala Capital Management LLC, and have voting and dispositive power with respect to the shares held by Nantahala Capital Partners Limited Partnership. The address for Nantahala Capital Partners Limited Partnership is 130 Main Street, 2nd Floor, New Canaan, CT 06840.
(4)    Entities affiliated with Thomas A. Satterfield, Jr.: This information is based on information known to us. The shares reported under “Number of Shares Held” consist of (i) 1,290,000 shares of common stock held by A.G. Family L.P., a partnership managed by a general partner controlled by Mr. Satterfield, (ii) 836,667 shares of common stock held by Tomsat Investment & Trading Co., Inc, a corporation wholly owned by Mr. Satterfield, (iii) 463,333 shares of common stock held by The Thomas Adger Satterfield Jr. 2021 Revocable Trust controlled by Mr. Satterfield, and (iv) 150,000 shares of common stock held by Caldwell Mill Opportunity Fund, LLC which fund is managed by an entity of which Mr. Satterfield owns a 50% interest and serves as Chief Investment Manager. The shares reported under “Shares Acquirable Within 60 Days” consist of (i) 165,304 shares of common stock issuable upon exercise of the Series A Warrants, 165,304 shares of common stock issuable upon exercise of the Series B Warrants, 165,304 shares of common stock issuable upon exercise of the Series C Warrants, 32,697 shares of common stock issuable upon exercise of pre-funded warrants issued in connection with our July 2025 private placement, or the July 2025 Private Placement, which pre-funded warrants we refer to as the July 2025 Pre-Funded Warrants, 16,505 shares of common stock issuable upon the exercise of pre-funded warrants issued in connection with our March 2025 private placement, or the March 2025 Private Placement, which pre-funded warrants we refer to as the March 2025 Pre-Funded Warrants, 32,697 shares of common stock issuable upon exercise of warrants issued in connection with the July 2025 Private Placement, or the July 2025 Common Stock Warrants, 103,023 shares of common stock issuable upon exercise of warrants issued in connection with the March 2025 Private Placement, or the March 2025 Common Stock Warrants and 13,106 shares of common stock issuable upon exercise of warrants issued in connection with our October 2024 private placement, or the October 2024 Private Placement, which warrants we refer to as October 2024 Common Stock Warrants directly held by A.G. Family L.P., (ii) 110,203 shares of common stock issuable upon exercise of the Series A Warrants, 110,203 shares of common stock issuable upon exercise of the Series B Warrants, 110,203 shares of common stock issuable upon exercise of the Series C Warrants, 29,064 shares of common stock issuable upon exercise of the July 2025 Pre-Funded Warrants, 8,803 shares of common stock issuable upon exercise of the March 2025 Pre-Funded Warrants, 29,064 shares of common stock issuable upon exercise of the July 2025 Common Stock Warrants, 54,946 shares of common stock issuable upon exercise of the March 2025 Common Stock Warrants, and 9,830 shares of common stock issuable upon exercise of the October 2024 Common Stock Warrants directly held by Tomsat Investment & Trading Co., Inc, and (iii) 55,101 shares of common stock issuable upon exercise of the Series A Warrants, 55,101 shares of common stock issuable upon exercise of the Series B Warrants, 55,101 shares of common stock issuable upon exercise of the Series C Warrants, 10,899 shares of common stock issuable upon exercise of the July 2025 Pre-Funded Warrants, 5,502 shares of common stock issuable upon exercise of the March 2025 Pre-Funded Warrants, 10,760 shares of common stock issuable upon exercise of the July 2025 Common Stock Warrants, 34,341 shares of common stock issuable upon exercise of the March 2025 Common Stock Warrants, and 9,830 shares of common stock issuable upon exercise of the October 2024 Common Stock Warrants directly held by the Thomas Adger Satterfield Jr. 2021 Revocable Trust. The shares reported under “Shares Acquirable Within 60 Days” exclude (i) 834,696 shares of common stock issuable upon exercise of the Series A Warrants, 834,696 shares of common stock issuable upon exercise of the Series B Warrants, 834,696 shares of common stock issuable upon exercise of the Series C Warrants, 165,105 shares of common stock issuable upon exercise of the July 2025 Pre-Funded Warrants, 83,340 shares of common stock issuable upon exercise of the March 2025 Pre-Funded Warrants, 165,105 shares of common stock issuable upon exercise of the July 2025 Common Stock Warrants, 520,213 shares of common stock issuable upon exercise of the March 2025 Common Stock Warrants, and 66,180 shares of common stock issuable upon exercise of the October 2024 Common Stock Warrants held by A.G. Family L.P. due to the application of the beneficial ownership limitation, (ii) 556,464 shares of common stock issuable upon exercise of the Series A Warrants, 556,464 shares of common stock issuable upon exercise of the Series B Warrants, 556,464 shares of common stock issuable upon exercise of the Series C Warrants, 146,760 shares of common stock issuable upon exercise of the July 2025 Pre-Funded Warrants, 44,448 shares of common stock issuable upon exercise of the March 2025 Pre-Funded Warrants, 146,760 shares of common stock issuable upon exercise of the July 2025 Common Stock Warrants, 277,448 shares of common stock issuable upon exercise of the March 2025 Common Stock Warrants, and 49,635 shares of common stock issuable upon exercise of the October 2024 Common Stock Warrants, held by Tomsat Investment & Trading Co., Inc. due to the application of the beneficial ownership limitation, and (iii) 278,232 shares of common stock issuable upon exercise of the Series A Warrants, 278,232 shares of common stock issuable upon exercise of the Series B Warrants, 278,232 shares of common stock issuable upon exercise of the Series C Warrants, 55,035 shares of common stock issuable upon exercise of the July 2025 Pre-Funded Warrants, 27,780 shares of common stock issuable upon exercise of the March 2025 Pre-Funded Warrants, 55,035 shares of common stock issuable upon exercise of the July 2025 Common Stock Warrants, 173,405 shares of common stock issuable upon exercise of the March 2025 Common Stock Warrants, and 49,635 shares of common stock issuable upon exercise of the October 2024 Common Stock Warrants, held by the Thomas Adger Satterfield Jr. 2021 Revocable Trust due to the application of the beneficial ownership limitation. Each of the Series A Warrants, the Series B Warrants, the Series C Warrants, July 2025 Pre-Funded Warrants, March 2025 Pre-Funded Warrants, July 2025 Common Stock Warrants, March 2025 Common Stock Warrants and October 2024 Common Stock Warrants are subject to a beneficial ownership limitation of 9.99%, which restricts the stockholder from exercising that portion of the warrants that would result in the stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address of Mr. Satterfield and the entities controlled by Mr. Satterfield is 15 Colley Cove Drive, Gulf Breeze, FL 32561.
(5)    Stonepine Capital, LP: This information is based on the Schedule 13G filed with the SEC on March 27, 2026 by Stonepine Capital, LP and entities affiliated with Stonepine Capital, LP. The shares reported under “Number of Shares Held” consist of 3,704,462 shares of common stock. The shares reported under “Shares Acquirable Within 60 Days” consist of 107,177 shares of common stock issuable upon exercise of the Series A Warrants, 107,177 shares of common stock issuable upon exercise of the Series B Warrants, and 107,177 shares of common stock issuable upon exercise of the Series C Warrants held by Stonepine Capital, LP. The shares reported under “Shares Acquirable Within 60 Days” exclude 3,226,157 shares of common stock issuable upon exercise of the Series A Warrants, 3,226,157 shares of common stock issuable upon exercise of the Series B Warrants, and 3,226,157 shares of common stock issuable upon exercise of the Series C Warrants held by Stonepine Capital, LP due to the application of the beneficial ownership limitation. All of the Series A Warrants, the Series B Warrants, and the Series C Warrants are subject to a beneficial ownership limitation of 9.99%, which such limitation restricts the stockholder from exercising that portion of the Warrants that would result in the stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. Jon M. Plexico is the Managing Member of the General Partner and has shared voting and dispositive power with respect to the shares held by Stonepine Capital, LP. The address for Stonepine Capital, LP is 2900 NW Clearwater Dr., Ste. 100-11, Bend, OR 97703.
(6)    Entities affiliated with Bleichroeder LP: This information is based on information known to us. The shares reported under “Number of Shares Held” consist of (i) 1,178,803 shares of common stock held by 21 April Fund, L.P. and (ii) 2,623,526 shares of common stock held by 21 April Fund, Ltd. The shares reported under “Shares Acquirable Within 60 Days” consist of (i) 13,748 shares of common stock issuable upon exercise of the Series A Warrants, 13,748 shares of common stock issuable upon exercise of the Series B Warrants, 13,748 shares of common stock issuable upon exercise of the Series C Warrants, 5,745 shares of common stock issuable upon exercise of the July 2025 Pre-Funded Warrants, 1,698 shares of common stock issuable upon the exercise of pre-funded warrants issued in connection with the March 2025 Pre-Funded Warrants, 5,745 shares of common stock issuable upon exercise of the July 2025 Common Stock Warrants, 8,933 shares of common stock issuable upon exercise of the March 2025 Common Stock Warrants, and 2,663 shares of common stock issuable upon exercise of the October 2024 Common Stock Warrants, directly held by 21 April Fund, L.P. and (ii) 31,034 shares of common stock issuable upon exercise of the Series A Warrants, 31,034 shares of common stock issuable upon exercise of the Series B Warrants, and 31,034 shares of common stock issuable upon exercise of the Series C Warrants, 12,709 shares of common stock issuable upon exercise of the July 2025 Pre-Funded Warrants, 3,609 shares of common stock issuable upon exercise of the March 2025 Pre-Funded Warrants, 12,709 shares of common stock issuable upon exercise of the July 2025 Common Stock Warrants, 18,983 shares of common stock issuable upon exercise of the March 2025 Common Stock Warrants, and 5,659 shares of common stock issuable upon exercise of the October 2024 Common Stock Warrants, directly held by 21 April Fund, Ltd. The shares reported under “Shares Acquirable Within 60 Days” exclude 804,919 shares of common stock issuable upon exercise of the Series A Warrants, 804,919 shares of common stock issuable upon exercise of the Series B Warrants, 804,919 shares of common stock issuable upon exercise of the Series C Warrants, 336,356 shares of common stock issuable upon exercise of the July 2025 Pre-Funded Warrants, 99,442 shares of common stock issuable upon exercise of the March 2025 Pre-Funded Warrants, 336,356 shares of common stock issuable upon exercise of the July 2025 Common

Stock Warrants, 523,025 shares of common stock issuable upon exercise of the March 2025 Common Stock Warrants, and 155,910 shares of common stock issuable upon exercise of the October 2024 Common Stock Warrants, held by 21 April Fund, L.P. due to the application of the beneficial ownership limitation. The shares reported under “Shares Acquirable Within 60 Days” exclude 1,816,966 shares of common stock issuable upon exercise of the Series A Warrants, 1,816,966 shares of common stock issuable upon exercise of the Series B Warrants, 1,816,966 shares of common stock issuable upon exercise of the Series C Warrants, 744,091 shares of common stock issuable upon exercise of the July 2025 Pre-Funded Warrants, 211,315 shares of common stock issuable upon exercise of the March 2025 Pre-Funded Warrants, 744,091 shares of common stock issuable upon exercise of the July 2025 Common Stock Warrants, 1,111,433 shares of common stock issuable upon exercise of the March 2025 Common Stock Warrants, and 331,308 shares of common stock issuable upon exercise of the October 2024 Common Stock Warrants, held by 21 April Fund, Ltd due to the application of the beneficial ownership limitation. All of the Series A Warrants, the Series B Warrants, the Series C Warrants, July 2025 Pre-Funded Warrants, March 2025 Pre-Funded Warrants, July 2025 Common Stock Warrants, March 2025 Common Stock Warrants and October 2024 Common Stock Warrants are subject to a beneficial ownership limitation of 9.99%, which restricts the stockholder from exercising that portion of the warrants that would result in the stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. Bleichroeder LP and Andrew Gundlach have voting and dispositive power with respect to the shares held by 21 April Fund, L.P. and 21 April Fund, Ltd. Michael M. Kellen is the portfolio manager of Bleichroeder LP and in such capacity has voting and dispositive power with respect to the shares. The address of 21 April Fund, L.P. and 21 April Fund, Ltd. is 1345 Avenue of the Americas, 47th Floor, New York, NY 10105-4700.
(7)    Pointillist Partners LLC: This information is based on the Registration Statement on Form S-3 that we filed with the SEC on February 13, 2026, which disclosed the beneficial ownership of Pointillist Partners LLC, as well as information otherwise known to us. The shares reported under “Shares Acquirable Within 60 Days” exclude 6,128 shares of common stock issuable upon the exercise of pre-funded warrants issued in connection with the January 2026 PIPE Financing, which we refer to as the January 2026 Pre-Funded Warrants, 4,000,000 shares of common stock issuable upon exercise of the Series A Warrants, 4,000,000 shares of common stock issuable upon exercise of the Series B Warrants, and 4,000,000 shares of common stock issuable upon exercise of the Series C Warrants held by Pointillist Partners LLC due to the application of the beneficial ownership limitation. All of the Series A Warrants, the Series B Warrants, and the Series C Warrants are subject to a beneficial ownership limitation of 9.99%, which such limitation restricts the stockholder from exercising that portion of the Warrants that would result in the stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. Jorey Chernett is the Managing Member of Pointillist Partners LLC and has voting and dispositive power with respect to the shares held by Pointillist Partners LLC. The address for Pointillist Partners LLC is 6222 Indianwood Tr., Bloomfield Hills, MI 48301.
(8)    Marc Rubin: The shares reported under “Shares Acquirable Within 60 Days” consist of 26,667 shares of Common Stock issuable upon the exercise of Series A Warrants, 26,667 shares of Common Stock issuable upon the exercise of Series B Warrants, 26,667 shares of Common Stock issuable upon the exercise of Series C Warrants, and 49,600 shares of Common Stock issuable upon exercise of options in each case held by Dr. Rubin. Dr. Rubin has sole voting and dispositive power with respect to the shares held by him. All of the Warrants held by Dr. Rubin are subject to a beneficial ownership limitation of 4.99%.
(9)    James E. Dentzer: The shares reported under “Shares Acquirable Within 60 Days” consist of 133,333 shares of Common Stock issuable upon the exercise of Series A Warrants, 133,333 shares of Common Stock issuable upon the exercise of Series B Warrants, 133,333 shares of Common Stock issuable upon the exercise of Series C Warrants, and 444,699 shares of Common Stock issuable upon exercise of options in each case held by Mr. Dentzer. Mr. Dentzer has sole voting and dispositive power with respect to the shares held by him. All of the Warrants held by Mr. Dentzer are subject to a beneficial ownership limitation of 4.99%.
(10)    Jonathan Zung: The shares reported under “Shares Acquirable Within 60 Days” consist of 66,667 shares of Common Stock issuable upon the exercise of Series A Warrants, 66,667 shares of Common Stock issuable upon the exercise of Series B Warrants, 66,667 shares of Common Stock issuable upon the exercise of Series C Warrants, and 88,517 shares of Common Stock issuable upon exercise of options in each case held by Dr. Zung. Dr. Zung has sole voting and dispositive power with respect to the shares held by him. All of the Warrants held by Dr. Zung are subject to a beneficial ownership limitation of 4.99%.
(11)    Ahmed Hamdy: The shares reported under “Shares Acquirable Within 60 Days” consist of 66,667 shares of Common Stock issuable upon the exercise of Series A Warrants, 66,667 shares of Common Stock issuable upon the exercise of Series B Warrants, 66,667 shares of Common Stock issuable upon the exercise of Series C Warrants, and 50,000 shares of Common Stock issuable upon exercise of options in each case held by Dr. Hamdy. Dr. Hamdy has sole voting and dispositive power with respect to the shares held by him. All of the Warrants held by Dr. Hamdy are subject to a beneficial ownership limitation of 4.99%.
(12)    Diantha Duvall: The shares reported under “Shares Acquirable Within 60 Days” consist of 66,666 shares of Common Stock issuable upon the exercise of Series A Warrants, 66,666 shares of Common Stock issuable upon the exercise of Series B Warrants, 66,666 shares of Common Stock issuable upon the exercise of Series C Warrants, and 114,437 shares of Common Stock issuable upon exercise of options in each case held by Ms. Duvall. Ms. Duvall has sole voting and dispositive power with respect to the shares held by her. All of the Warrants held by Ms. Duvall are subject to a beneficial ownership limitation of 4.99%.

PROPOSAL 1 — ELECTION OF DIRECTORS
Directors and Nominees for Director
Our board of directors is divided into three classes, with one class being elected each year and members of each class holding office for a three-year term. Our board of directors currently consists of two Class I directors, James E. Dentzer and Anne E. Borgman, M.D., two Class II directors, John A. Hohneker, M.D. and Marc Rubin, M.D., and two Class III directors, Martyn D. Greenacre and Kenneth I. Kaitin, Ph.D. In accordance with our bylaws, our directors may fill existing vacancies on the board of directors. The Class III, Class I and Class II directors will serve until the annual meetings of stockholders to be held in 2026, 2027 and 2028 respectively, and until their respective successors are duly elected and qualified. At the 2026 annual meeting, Class III directors stand for reelection.
Our board of directors has nominated Martyn D. Greenacre and Kenneth I. Kaitin, Ph.D. as nominees for reelection as Class III directors, each to serve for a three-year term, until the 2029 annual meeting of stockholders and until their successors are duly elected and qualified. Each of the nominees is currently a director. Each of the nominees has indicated his willingness to serve, if elected; however, if any of the nominees should be unable to serve, the shares of common stock represented by proxies will be voted for a substitute nominee designated by the board of directors.
Below are the names, ages and certain other information for each member of the board, including the nominees for election as Class III directors. There are no familial relationships among any of our directors, nominees for director and executive officers. In addition to the detailed information presented below for each of our directors, we also believe that each of our directors is qualified to serve on our board and has the integrity, business acumen, knowledge and industry experience, diligence, freedom from conflicts of interest and the ability to act in the interests of our stockholders.

The following table sets forth our directors and their respective ages and positions:

Name	Age	Position
Anne E. Borgman, M.D. (1)	58	Director
James E. Dentzer	59	President and Chief Executive Officer, Director
Martyn D. Greenacre (1)(2)	84	Chairman of the Board
John A. Hohneker, M.D. (3)	66	Director
Kenneth I. Kaitin, Ph.D. (1)(2)(3)	73	Director
Marc Rubin, M.D. (2)(3)	71	Director

(1)    Member of the nominating and corporate governance committee.
(2)    Member of the audit committee.
(3)    Member of the compensation committee.

Anne E. Borgman, M.D. has served on our board since October 2022. Since December 2025, Dr. Borgman has served as Chief Medical Officer of Circle Pharma, Inc., a clinical-stage biopharmaceutical company, and is the sole proprietor of AEB Hematology Oncology Development Consulting, a clinical consulting company, which she established in November 2021. Dr. Borgman served as Chief Medical Officer of Sutro Biopharma, Inc., a clinical stage oncology company, from February 2023 to March 2025. She served as the Vice President and Therapeutic Area Head of the Hematology/Oncology Global Clinical Research and Development at Jazz Pharmaceuticals plc, a pharmaceutical company, from July 2019 to November 2021. Dr. Borgman served as Vice President, Global Clinical Research and Development at Exelixis, Inc., a biotechnology company, from December 2012 to July 2019. She served as Associate Chief Medical Officer at KaloBios Pharmaceuticals, Inc., a biotechnology company, from April 2011 to October 2012 and as Vice President and Chief Medical Officer at Talon Therapeutics, Inc. (formerly Hana Biosciences, Inc.), a biopharmaceutical company, from April 2008 to

April 2011. Dr. Borgman also serves as a director of NextCure, Inc., a publicly held clinical stage biopharmaceutical company, and NiKang Therapeutics Inc., a privately held biotechnology company. Dr. Borgman received her B.S. in biochemistry from the University of Illinois, Urbana-Champaign and an M.D. from Loyola University Chicago Stritch School of Medicine. She completed her residency in pediatrics at the Baylor College of Medicine in Houston, Texas, and her fellowship in pediatric hematology-oncology and bone marrow transplantation at the David Geffen School of Medicine at UCLA. Dr. Borgman is a graduate of the Stanford Executive Program and an alumni of Stanford University’s Graduate School of Business. We believe that Dr. Borgman’s qualifications to serve on our board include her expertise in hematology and oncology, and her extensive experience in all phases of oncology drug development at large and small companies across the biotech and pharmaceutical industries.
James E. Dentzer has served on our board and as our President and Chief Executive Officer since September 2018. From March 2018 to September 2018, Mr. Dentzer served as our Chief Operating Officer and Chief Financial Officer. From March 2016 to March 2018, Mr. Dentzer served as our Chief Administrative Officer and Chief Financial Officer. Mr. Dentzer has also held the positions of secretary and treasurer from March 2016 to March 2019. Previously, Mr. Dentzer served as Chief Financial Officer of Dicerna Pharmaceuticals, Inc., a biotechnology company, from December 2013 to December 2015. Prior to that, he was the Chief Financial Officer of Valeritas, Inc., a medical technology company, from March 2010 to December 2013. Prior to joining Valeritas, Inc., he was the Chief Financial Officer of Amicus Therapeutics, Inc., a biotechnology company, from October 2006 to October 2009. In prior positions, he spent six years as Corporate Controller of Biogen Inc., a biotechnology company, and six years in various senior financial roles at E.I. du Pont de Nemours and Company, a chemical, petroleum and biotechnology company, in the U.S. and Asia. Mr. Dentzer also serves as a director of Imunon, Inc., a publicly held clinical stage drug development company. Mr. Dentzer holds a B.A. in philosophy from Boston College and an M.B.A. from the University of Chicago. We believe that Mr. Dentzer’s qualifications to serve on our board include his extensive experience in executive leadership roles of more than 25 years, including his roles at Dicerna Pharmaceuticals, Inc., Amicus Therapeutics, Inc., Valeritas, Inc., and Biogen Inc.
Martyn D. Greenacre has served on our board since February 2000 and has served as Chairman of our board since May 2017. From June 1993 to July 2000, Mr. Greenacre was a director of Creative BioMolecules, Inc., a predecessor life science company of Curis. Mr. Greenacre served as Chairman of Life Mist L.L.C., a privately held company in the field of fire suppression, from September 2001 to December 2016. From June 1997 to June 2001, Mr. Greenacre was Chief Executive Officer of Delsys Pharmaceutical Corporation, a drug formulation company. From 1993 to 1997, Mr. Greenacre was President and Chief Executive Officer of Zynaxis, Inc., a biopharmaceutical company. Prior to Zynaxis, Inc., Mr. Greenacre served in various senior management positions at SmithKline Beecham Limited, a pharmaceuticals company, from 1973 through 1992, including as Chairman of European Operations, and was appointed to its board of directors. Previously, he served as a director of Formula Pharmaceuticals, Inc. Mr. Greenacre received an M.B.A. from Harvard Business School and a B.A. from Harvard College. We believe that Mr. Greenacre’s qualifications to serve on our board include his years of experience as President and Chief Executive Officer of various biotech and pharmaceutical companies as well as his thirty years of experience as a director of other public companies.
John A. Hohneker, M.D. has served on our board since December 2021. From January 2018 to February 2021, Dr. Hohneker was President and Chief Executive Officer of Anokion SA., a biotechnology company. From August 2015 to January 2018, Dr. Hohneker served as Head, Research and Development at Forma Therapeutics, Inc., a clinical stage biopharmaceutical company. From January 2001 to April 2015, Dr. Hohneker held various leadership positions at Novartis Pharmaceuticals Corporation, including Senior Vice President, Global Head of Development of Global Immunology/Dermatology Franchise from 2011 to 2015, and Senior Vice President, US Clinical Development and Medical Affairs-Oncology from 2007 to 2011. From July 1990 to January 2001, he held various positions of increasing responsibility at Glaxo Wellcome and its legacy company, Burroughs Wellcome, a pharmaceutical company. He also serves as a director of ArriVent BioPharma, Inc., a publicly held clinical-stage biopharmaceutical company, Artios Pharma Ltd., a privately held clinical stage biotechnology company, and Trishula Therapeutics, Inc., a privately held clinical stage biotechnology company. Dr. Hohneker previously served on the board of directors of Aravive, Inc., BioTheryX, Inc., Carisma Therapeutics, Inc., Cygnal Therapeutics, Inc., Evelo Biosciences, Inc., Humanigen, Inc., Sonata Therapeutics, and Torque Therapeutics, Inc. Dr.

Hohneker received a B.A. in chemistry from Gettysburg College and an M.D. from Rutgers School of Biomedical and Health Sciences. He completed his internship and residency in internal medicine and his fellowship in medical oncology at the University of North Carolina at Chapel Hill. We believe that Dr. Hohneker’s qualifications to serve on our board include his expertise in oncology as well as his extensive experience in drug development and that his insights and leadership experience in the biotechnology and pharmaceutical industries are valuable to a biotechnology company such as Curis.
Kenneth I. Kaitin, Ph.D. has served on our board since November 2003 and as a Senior Fellow at the Tufts Center for the Study of Drug Development, or CSDD, an academic drug policy research group providing strategic information to help drug developers, regulators, and policy makers improve the quality and efficiency of the drug development process, since January 2021. From July 1998 to December 2020, Dr. Kaitin served as the Director of Tufts CSDD. Since 2014, he has held appointments as Professor of Medicine and Professor of Immunology at Tufts University School of Medicine. Between August 2014 and June 2021, Dr. Kaitin held a primary appointment as Professor of Public Health and Community Medicine at the Tufts University School of Medicine. In December 2014, Dr. Kaitin received the appointment of Advisory Professor at Shanghai Medical College of Fudan University. Dr. Kaitin has served on the faculty of the European Center for Pharmaceutical Medicine at the University of Basel since September 1999. At the Tufts University School of Medicine, Dr. Kaitin was a Research Associate Professor of Medicine from October 2003 to May 2008 and a Research Professor from May 2008 to August 2014. Dr. Kaitin has written extensively on a broad range of drug development issues and has provided public testimony before the U.S. Congress in hearings on pharmaceutical innovation and U.S. Food and Drug Administration, or FDA, reform. An internationally recognized expert on the science of drug development, Dr. Kaitin is regularly quoted in the business and trade press on research and development trends in the research-based drug industry and new models of innovation. In 2011, Dr. Kaitin received the Dr. Louis M. Sherwood Award granted by the Academy of Pharmaceutical Physicians and Investigators, in 2020, he was named a Global Fellow in Medicines Development by the International Federation of Pharmaceutical Physicians, and in 2021, he received the Distinguished Achievement Award from the Sino-American Pharmaceutical Professionals Association. Dr. Kaitin is a former Editor-in-Chief of the Drug Information Journal, and from 1997 to 1998 he was President of the Drug Information Association. Until March 2021, he served as Editor-in-Chief of Expert Review of Clinical Pharmacology, and he currently serves on the editorial boards of a number of peer-review journals. Dr. Kaitin served as an expert consultant to the U.S. Department of Defense on Bioterror Countermeasure issues. Dr. Kaitin received an M.S. and Ph.D. in pharmacology from the University of Rochester and a B.S. from Cornell University. We believe that Dr. Kaitin’s qualifications to serve on our board include his expertise in the economics of drug development and biopharmaceutical innovation and his extensive knowledge on a broad range of drug development and life-sciences industry issues.
Marc Rubin, M.D. has served on our board since June 2010. From May 2009 to August 2022, Dr. Rubin served as Executive Chairman of Titan Pharmaceuticals, Inc., a biopharmaceutical company, and he previously served as its President and Chief Executive Officer from October 2007 to December 2008. From June 2006 to February 2007, Dr. Rubin served as Head of Global Research and Development for Bayer Schering Pharma AG, a pharmaceutical company, as well as a member of the Executive Committee of Bayer HealthCare LLC, a pharmaceutical and medical products company and subsidiary of Bayer AG, and the Board of Management of Bayer Schering Pharma AG. From October 2003 until the merger of Bayer AG and Schering AG in June 2006, Dr. Rubin was a member of the Executive Board of Schering AG, as well as Chairman of Schering Berlin Inc. and President of Berlex Pharmaceuticals, Inc., a division of Schering AG. From January 1990 to August 2003, Dr. Rubin held various positions in global clinical and commercial development at GlaxoSmithKline plc, a healthcare company, as well as the position of Senior Vice President of Global Clinical Pharmacology & Discovery Medicine from 2001 to 2003. Prior to his pharmaceutical industry career, Dr. Rubin completed subspecialty training and board certification in both medical oncology and infectious diseases at the National Cancer Institute within the National Institutes of Health from 1983 to 1986. From September 1986 to December 1989, Dr. Rubin also served as an Investigator and on the Senior Staff of the infectious diseases section at the National Cancer Institute. Previously, Dr. Rubin served as a director of Galectin Therapeutics Inc., the Rogosin Institute, Soricimed Biopharma, Inc., and Titan Pharmaceuticals, Inc. Dr. Rubin holds an M.D. from Cornell University Medical College. We believe that Dr. Rubin’s qualifications to serve on our board include his extensive experience in clinical development as well as his medical, commercial and scientific expertise having held executive-level clinical development positions with Bayer Schering Pharma AG, Schering AG and GlaxoSmithKline plc.

Board Recommendation
OUR BOARD OF DIRECTORS BELIEVES THAT THE ELECTION OF MARTYN D. GREENACRE AND KENNETH I. KAITIN, PH.D.TO SERVE AS CLASS III DIRECTORS IS IN THE BEST INTERESTS OF CURIS AND OUR STOCKHOLDERS AND, THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE NOMINEES.
CORPORATE GOVERNANCE
Our board of directors believes that good corporate governance is important so that Curis is managed for the long-term benefit of stockholders. This section describes key corporate governance guidelines and practices that our board of directors has adopted. Complete copies of our corporate governance guidelines, committee charters, and code of business conduct and ethics are available on the Investors – Corporate Governance section of our website at www.curis.com. Alternatively, you can request a copy of any of these documents by writing to our secretary at the following address: Curis, Inc., 128 Spring Street, Building C – Suite 500, Lexington, MA 02421.
Corporate Governance Guidelines
Our board of directors has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of Curis and our stockholders. These guidelines, which provide a framework for the conduct of the board of directors’ business, provide that:
•    the board of directors’ principal responsibility is to oversee the management of Curis;
•    a majority of the members of the board of directors shall be independent directors;
•    the independent directors shall meet regularly in executive session;
•    directors have full and free access to management and, as necessary and appropriate, independent advisors;
•    all directors are expected to participate in continuing director education on an ongoing basis; and
•    periodically, the board of directors and its committees will conduct a self-evaluation to determine whether they are functioning effectively.
Our Environmental, Social, and Governance Commitment
Curis’s core values are based upon four pillars. We respect each other, and lead with commitment and innovation. In addition, we believe in succeeding together and sustaining positivity as we work to develop innovative and differentiated therapeutics that improve the lives of cancer patients.
Sustainability
We continue to reduce our environmental waste and increase environmental sustainability by limiting our use of paper and plastic. We have implemented certain processes to allow our employees to virtually collaborate on documents. In addition, new employees are provided with reusable water bottles in the onboarding process. Onsite water and seltzer stations are provided to encourage our employees to refill their water bottles and travel cups. By continuing with our sustainability practices, we hope to continue to reduce the carbon footprint that is generated in paper and bottled water production, including in the packaging, transportation, and refrigeration of such products. We continued to offer a hybrid work environment to further reduce the carbon footprint generated in commuting to and from the office.
Social Responsibility
We strive to be socially responsible and support our employees. We practice our core values of respect, commitment and innovation, succeeding together, and sustaining our positivity through regular company meetings and events for employee engagement. We offer our employees flexibility to work remotely for a portion of the work week. By offering our employees this flexibility, in addition to reducing the carbon footprint that is generated in consuming fossil fuels in commuting to and from the office, we hope to continue to maintain our core values, support our employees, families and community. To “Succeed Together” is one of the four pillars of our core values under which we celebrate inclusivity.
Corporate Governance
For a discussion regarding our governance commitment, see “Corporate Governance Guidelines” above as well as the “Board’s Role in Risk Oversight” and our “Code of Business Conduct and Ethics” below.
Human Capital
We believe that our future success largely depends upon our continued ability to attract and retain highly skilled employees. We offer our employees a comprehensive compensation package. Our compensation and benefits package includes salaries, annual bonuses, equity compensation, 401(k) match, life insurance, premium health and workers’ compensation insurance, paid vacation, holidays and year-end shutdown. Our equity compensation plans, pursuant to which we may grant stock options, restricted stock, restricted stock units and other equity-based awards, are designed to align our employees’ interests with our stockholders’ interests and motivate effective performance, which drives company success.
Determination of Independence
Nasdaq listing standards require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, Nasdaq listing standards require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Under Nasdaq listing standards, a director will only qualify as an “independent director” if in the opinion of our board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries. In addition, in affirmatively determining the independence of any director who will serve on a listed company’s compensation committee, Rule 10C-1 under the Exchange Act requires that a company’s board of directors consider all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (1) the source of compensation of the director, including any consulting, advisory or other compensatory fee paid by such company to the director; and (2) whether the director is affiliated with the company or any of its subsidiaries or affiliates.
In March 2026, our board of directors undertook a review of the composition of our board of directors and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors determined that none of Dr. Borgman, Mr. Greenacre, Dr. Hohneker, Dr. Kaitin or Dr. Rubin has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Nasdaq listing standards. In addition, our board has determined that all of the members of the audit committee, the compensation committee, and the nominating and corporate governance committee are independent as defined under Nasdaq listing standards, including, (i) in the case of all members of the audit committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act and (ii) in the case of all members of the compensation committee, the enhanced independence requirements contemplated by Rule 10C-1 under the Exchange Act.

Board Meetings and Attendance
Our corporate governance guidelines provide that directors are responsible for attending the annual meeting of stockholders. All of our current directors then serving attended the 2025 annual meeting of stockholders. The board met fifteen times during the fiscal year ended December 31, 2025. During the fiscal year ended December 31, 2025, each of our directors attended at least 75% of the aggregate of board meetings and meetings of the committees of the board on which they served.
Board Leadership Structure
Our board has chosen to separate the role of our chief executive officer and the role of chairman of our board. Accordingly, our Board has appointed Mr. Greenacre, an independent director within the meaning of Nasdaq listing standards (see “Determination of Independence” above), as the Chairman of the Board of Directors. Mr. Greenacre’s duties as Chairman of the Board include the following:

•    chairing meetings of the independent directors in executive session;
•    meeting with any director who is not adequately performing his or her duties as a member of our board or any committee;
•    facilitating communications between other members of our board and our chief executive officer;
•    preparing or approving the agenda for each board meeting;
•    determining the frequency and length of board meetings and recommending when special meetings of our board should be held; and
•    reviewing and, if appropriate, recommending action to be taken with respect to written communications from stockholders submitted to our board.

Our board decided to separate the roles of Chairman and Chief Executive Officer because it believes that this leadership structure offers the following benefits:
•    increasing the independent oversight of Curis and enhancing our board’s objective evaluation of our chief executive officer;
•    freeing our chief executive officer to focus on company operations instead of board administration;
•    providing our chief executive officer with an experienced advisor;
•    providing greater opportunities for communication between stockholders and our board;
•    enhancing the independent and objective assessment of risk by our board; and
•    providing an independent spokesman for our company.
Board’s Role in Risk Oversight
Our board of directors oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-to-day basis. Our board of directors and its committees oversee the risk management activities of management. They fulfill this duty by discussing with management the policies and practices utilized by management in assessing and managing risks, providing input on those policies and practices, and periodically discussing with management its evaluation of the effectiveness of such policies and procedures. In general, our (i) board of directors oversees risk management activities relating to business strategy, acquisitions, capital allocation, organizational structure and certain operational risks, (ii) audit committee oversees risk management activities related to financial risks, financial controls, data privacy and cybersecurity, (iii) compensation committee oversees risk management activities relating to our compensation policies, programs and practices and management succession planning, and (iv) nominating and corporate governance committee oversees risk management activities relating to the composition of our board of directors and corporate governance policies and procedures. Each committee reports to our full board of directors on a regular basis, including reports with respect to the committee’s risk oversight activities as appropriate.
With regards to cybersecurity, management periodically reports such risks to our audit committee or as needed to the chair of the audit committee. Based on the size and stage of development of our company, we have implemented certain processes and technology, and work with third-party vendors, to minimize the occurrences and impact of unauthorized access to our network, computers, programs and data. Our mitigation processes include management and monitoring of physical security, wireless access points, data backup and recovery, user security, antivirus protection, firewall and various levels of access authorizations on computer equipment, email and network access. Our data may also be managed and stored by our vendors on their systems with appropriate processes to protect such data.
Board Committees
Our board has established three standing committees – audit, compensation and nominating and corporate governance – each of which operates under a charter that has been approved by our board. Current copies of the charters of the audit committee, compensation committee, and nominating and corporate governance committee are posted on the Investors – Corporate Governance section of our website at www.curis.com.
Audit Committee
The audit committee’s responsibilities include:
•    appointing, approving the compensation of, and overseeing the independence of our independent registered public accounting firm;
•    pre-approving all audit and non-audit services of our independent registered public accounting firm, except for de minimis non-audit services which are approved in accordance with applicable SEC rules, including meeting with our independent registered public accounting firm prior to the annual audit to discuss the planning and staffing of the audit;
•    overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of certain reports from such firm;
•    reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures, and discussing earnings releases and other publicly disseminated financial information;
•    inquiring of the independent registered public accounting firm matters concerning the quality, not just the acceptability, of our accounting determinations, particularly with respect to judgmental areas;
•    coordinating the Board's oversight of internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;
•    reviewing and discussing our risk management policies, including risks relating to data privacy and cybersecurity;
•    establishing policies regarding hiring employees or former employees from our independent registered public accounting firm and procedures for the receipt, retention and treatment of accounting-related complaints and concerns;
•    meeting separately with our independent registered public accounting firm and management on a periodic basis;
•    reviewing the Company's policies and procedures for reviewing and approving or ratifying any related person transactions;
•    establishing, and periodically reviewing, complaint procedures for (i) the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters; and
•    preparing the audit committee report required by SEC rules, which is included under the heading Audit Committee Report in this proxy statement.
The members of the audit committee are Mr. Greenacre (Chair), Dr. Kaitin and Dr. Rubin. The audit committee met six times during the fiscal year ended December 31, 2025. The board of directors has determined that Mr. Greenacre is an “audit committee financial expert” as defined by applicable SEC rules.
Compensation Committee
The compensation committee’s responsibilities include:
•    reviewing and approving the chief executive officer’s compensation;
•    reviewing and approving the compensation of our other executive officers;
•    overseeing an evaluation of our senior executives;
•    overseeing and administering our cash and equity incentive plans;
•    reviewing and making recommendations to the board with respect to director compensation;
•    reviewing and discussing annually with management our “Compensation Discussion and Analysis”, as applicable;
•    preparing the compensation committee report required by SEC rules, as applicable;
•    reviewing and making recommendations to the board with respect to management succession planning, at the request of the board; and
•    approving (or recommending to the board) the implementation of and overseeing the administration of our compensation recovery policy.
The processes and procedures followed by our compensation committee in considering and determining executive and director compensation are described below under the heading “Executive Officer and Director Compensation Processes.”
The members of the compensation committee are Dr. Rubin (Chair), Dr. Hohneker and Dr. Kaitin. The compensation committee met five times during the fiscal year ended December 31, 2025.
Nominating and Corporate Governance Committee
The nominating and corporate governance committee’s responsibilities include:
•    identifying individuals qualified to become board members;
•    recommending to the board the persons to be nominated for election as directors and to each of the board’s committees;
•    overseeing an annual evaluation of the board;
•    overseeing the evaluation of the effectiveness of the audit function;
•    periodically reviewing the composition of each board committee and the establishment or dissolution of additional board committees;
•    periodically reviewing and reassessing the adequacy of the corporate governance guidelines; and
•    periodically reviewing and making recommendations to the board regarding the company’s environmental, social and governance policies and practices.

The processes and procedures followed by the nominating and corporate governance committee in identifying and evaluating director candidates are described below under the heading “Director Nomination Process.”
The members of the nominating and corporate governance committee are Dr. Kaitin (Chair), Dr. Borgman, and Mr. Greenacre. The nominating and corporate governance committee met twice during the fiscal year ended December 31, 2025.
Executive Officer and Director Compensation Processes
The compensation committee oversees our compensation programs. In this capacity, the compensation committee determines and approves all compensation related to our executive officers. In addition, the compensation committee periodically reviews and makes recommendations to the board with respect to director compensation.
The compensation committee has the authority to retain any compensation consultant to be used to assist in the evaluation of executive officer compensation and has the sole authority to approve the consultant’s fees and other retention terms. The compensation committee also has authority to commission compensation surveys or studies as the need arises. Periodically, the compensation committee retains an independent third party compensation consultant to review director and officer compensation.
The compensation committee typically seeks the chairman of the board’s input in compensation matters involving our president and chief executive officer (to the extent the chairman of the board is not then also a member of the compensation committee). Our president and chief executive officer provides input on all other executive officer compensation matters including the appropriate mix of compensation, which the compensation committee considers when determining compensation for such other officers. Our president and chief executive officer is not present during the compensation committee’s voting or deliberations regarding his compensation.
Risks Arising from Compensation Policies and Practices
Employee compensation generally consists of salary, equity awards and, depending on overall company performance and the successful achievement of objectives set forth in an annual short-term incentive program, cash bonus payments. We have reviewed our compensation policies and practices for all employees and have concluded that any risks arising from our policies and programs are not reasonably likely to have a material adverse effect on our company.
Director Nomination Process
The process followed by the nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, retaining a search firm, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the nominating and corporate governance committee and the board.
We recognize the value of having a breadth of perspectives, experiences, and backgrounds on our board. The nominating and corporate governance committee strives to include qualified candidates with a range backgrounds in the pool of potential candidates from which directors are selected. In considering whether to recommend any particular candidate for inclusion in the board’s slate of recommended director nominees, the nominating and corporate governance committee will apply the criteria set forth in our corporate governance guidelines and its charter. These criteria include assessments of the candidate’s integrity, business acumen, knowledge of our business and industry, experience, ability to exercise sound judgment, freedom from conflicts of interest, ability to act in the interests of all stockholders and ability to serve for at least five years. The nominating and corporate governance committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a significant breadth of experience, knowledge, and abilities that will assist the board in fulfilling its responsibilities. We do not discriminate against candidates based on their race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law.

Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates by submitting candidate names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least one year as of the date such recommendation is made, to: Nominating and Corporate Governance Committee, c/o Secretary, Curis, Inc., 128 Spring Street, Building C – Suite 500, Lexington, MA 02421. Assuming that appropriate biographical and background material has been provided on a timely basis, the nominating and corporate governance committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for all candidates.
Stockholders also have the right under our bylaws to nominate director candidates by following the procedures set forth under “Stockholder Proposals for 2027 Annual Meeting.”
Communicating with the Board of Directors
The board of directors will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. The chairman of the board of directors is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.
Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the chairman of the board considers to be important for all directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we receive repetitive or duplicative communications.
Stockholders who wish to send communications on any topic to the board of directors should address such communications to: Chairman of the Board of Directors, c/o Secretary, Curis, Inc., 128 Spring Street, Building C – Suite 500, Lexington, MA 02421, or via email at info@curis.com.
Code of Business Conduct and Ethics
We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. We have posted a current copy of this code on the Investors – Corporate Governance section of our website at www.curis.com. In addition, we intend to post on our website all disclosures that are required by law or Nasdaq listing standards concerning any amendments to, or waivers of, any provision of the code.
Insider Trading Policy
We have adopted a written insider trading policy, or our Third Amended and Restated Insider Trading Policy, that is reasonably designed to promote compliance with insider trading laws, rules and regulations and any listing standards applicable to our company and that governs the purchase, sale and/or other dispositions of our securities by our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. A copy of our insider trading policy has been filed as Exhibit 19 to our Annual Report on Form 10-K.
Policies and Procedures for Related Person Transactions
Our board has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which Curis is a participant, the amount involved exceeds $120,000 (or such other amount is applicable while we remain a smaller reporting company), and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a material interest, directly or indirectly.
If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report such proposed transaction to our chief financial officer and/or general counsel. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the board’s audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the audit committee will review, and, in its discretion, may ratify the related person transaction at the next meeting of the committee. The policy also permits the chairman of the audit committee to review and, if deemed appropriate, approve proposed related person transactions that arise between audit committee meetings, subject to ratification by the audit committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed periodically. The audit committee will review and consider such information regarding the related person transaction as it deems appropriate under the circumstances.
The audit committee may approve or ratify the transaction only if the committee determines that, taking into account all of the circumstances, the transaction is not inconsistent with Curis’s best interests. The audit committee may impose any conditions on the related person transaction that it deems appropriate, which shall be deemed conditions precedent to approval and/or consummation of such transaction.
In addition to transactions excluded by the instructions to the SEC’s related person transaction disclosure rule, the board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are excluded from classification as related person transactions for purposes of this policy:
•    interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity) who is a participant in the transaction, where (a) the related person and all other related persons own, in the aggregate, less than 10% of the equity interests in such entity, and (b) the related person and his or her immediate family members are neither involved in the negotiation of the terms of the transaction, nor receive any special benefits as a result of the transaction; and
•    a transaction that is specifically contemplated by the provisions of our charter or bylaws.
The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the compensation committee in the manner specified in its charter.
Related Person Transactions
October 2024 Offerings
In October 2024, we entered into a securities purchase agreement with certain institutional investors, pursuant to which we issued and sold: (i) in a registered direct offering, 2,398,414 shares of our common stock and (ii) in a concurrent private placement, warrants to purchase up to an aggregate of 2,398,414 shares of our common stock, or the October 2024 Common Stock Warrants, at an exercise price of $4.92 per share. We refer to the registered direct offering and concurrent private placement collectively as the October 2024 Offerings. The October 2024 Common Stock Warrants were exercisable immediately upon closing on October 30, 2024 and will expire five years following the issuance date. The combined purchase price for one share of common stock and the associated October 2024 Common Stock Warrant was $5.045. The net proceeds we received from the October 2024 Offerings were approximately $10.8 million, excluding the proceeds from any exercise of the October 2024 Common Stock Warrants.
The following table sets forth the aggregate number of shares of our common stock and the aggregate purchase price paid by our 5% stockholders for such shares in the registered direct offering, and the number of October 2024 Common Stock Warrants that we issued to such 5% stockholders and their affiliates in the concurrent private placement:

Purchasers	Number of Shares Purchased	Number of Shares Underlying October 2024 Common Stock Warrants	Aggregate Purchase Price of Securities
M28 Capital Master Fund LP or its affiliated entities	99,108	99,108	$499,999.86
Maverick Capital, Ltd. or its affiliate entities	49,554	49,554	$249,999.93
March 2025 Offerings
In March 2025, we entered into a securities purchase agreement with certain institutional investors, pursuant to which we issued and sold: (i) in a registered direct offering, 1,974,432 shares of our common stock and (ii) in a concurrent private placement, (a) in lieu of shares of our common stock to certain investors, pre-funded warrants to purchase up to an aggregate of 2,184,009 shares of our common stock, or the March 2025 Pre-funded Warrants, at an exercise price of $0.01 per share, and (b) warrants to purchase up to an aggregate of 8,316,882 shares of our common stock, or March 2025 Common Stock Warrants, at an exercise price of $2.41 per share. We refer to the registered direct offering and concurrent private placement collectively as the March 2025 Offerings. The combined purchase price for one share of common stock and the associated March 2025 Common Warrant was $2.41. The combined purchase price for one March 2025 Pre-Funded Warrant and the associated March 2025 Common Warrant was $2.40. The gross proceeds we received from the March 2025 Offerings were approximately $10.0 million, excluding the proceeds from any exercise of the March 2025 Pre-funded Warrants and March 2025 Common Stock Warrants.
The following table sets forth the aggregate number of shares of our common stock, March 2025 Pre-Funded Warrants and March 2025 Common Stock Warrants that we issued to beneficial holders of more than 5% of our common stock in the March 2025 Offerings and the corresponding aggregate purchase price for such securities:

Purchasers	Number of Shares Purchased	Number of Shares Underlying March 2025 Pre-funded Warrants	Number of Shares Underlying March 2025 Common Stock Warrants	Aggregate Purchase Price of Securities
Entities affiliated with Bleichroeder LP	515,123	316,064	1,662,374	$2,000,000.03
Entities affiliated with Thomas A. Satterfield, Jr.	423,546	199,690	1,246,472	$1,500,001.86
July 2025 Offerings
In July 2025, we entered into a securities purchase agreement with certain institutional investors, pursuant to which we issued and sold: (i) in a registered direct offering, 1,538,460 shares of our common stock and (ii) in a concurrent private placement, (a) in lieu of shares of our common stock to certain investors, pre-funded warrants to purchase up to an aggregate of 1,538,461 shares of our common stock, or the July 2025 Pre-funded Warrants, at an exercise price of $0.01 per share, and (b) warrants to purchase up to an aggregate of 3,076,921 shares of our common stock, or July 2025 Common Stock Warrants, at an exercise price of $2.15 per share. We refer to this registered direct offering and concurrent private placement collectively as the July 2025 Offerings. The combined purchase price for one share of common stock and the associated July 2025 Common Stock Warrant was $2.275. The combined purchase price for one July 2025 Pre-Funded Warrant and the associated July 2025 Common Stock Warrant was $2.265. The gross proceeds we received from the July 2025 Offerings were approximately $7.0 million, excluding the proceeds from any exercise of the July 2025 Pre-funded Warrants and July 2025 Common Stock Warrants.

The following table sets forth the aggregate number of shares of our common stock, July 2025 Pre-Funded Warrants and July 2025 Common Stock Warrants that we issued to beneficial holders of more than 5% of our common stock in the July 2025 Offerings and the corresponding aggregate purchase price for such securities:

Purchasers	Number of Shares Purchased	Number of Shares Underlying July 2025 Pre-funded Warrants	Number of Shares Underlying July 2025 Common Stock Warrants	Aggregate Purchase Price of Securities
Entities affiliated with Bleichroeder LP	-	1,098,901	1,098,901	$2,489,010.77
Entities affiliated with Thomas A. Satterfield, Jr.	-	439,560	439,560	$995,603.40
January 2026 PIPE Financing
In January 2026, we entered into a securities purchase agreement with certain institutional investors, pursuant to which we issued and sold: (i) 20,195 shares of our Series B convertible non-redeemable preferred stock, par value $0.01 per share (the “Series B Preferred Stock”), (ii) Series A warrants (the “Series A Warrants”) to purchase 26,926,675 shares of our common stock, par value $0.01 per share (or, in certain circumstances, pre-funded warrants to purchase shares of our common stock (the “Pre-Funded Warrants”), (iii) Series B warrants (the “Series B Warrants”) to purchase 26,926,675 shares of our common stock (or, in certain circumstances, Pre-Funded Warrants) and (iv) Series C warrants to purchase 26,926,675 shares of our common stock (or, in certain circumstances, Pre-Funded Warrants) (the “Series C Warrants” and, together with the Series A Warrants and the Series B Warrants, the “Warrants”) in a private placement (the “January 2026 PIPE Financing”). Each share of Series B Preferred Stock was sold together with a Series A Warrant to purchase 1,333.33 shares of our common stock, a Series B Warrant to purchase 1,333.33 shares of our common stock and a Series C Warrant to purchase 1,333.33 shares of our common stock (collectively, a “Security”). The Securities were sold at a purchase price of $1,000.00 per Security to the certain purchasers, which includes our Chief Executive Officer, Chief Financial Officer, Chief Medical Officer, Chief Development Officer and a member of the Board of Directors. The Warrants will each have an exercise price of $0.75 per share (the “Exercise Price”). The initial gross proceeds we received from the January 2026 PIPE Financing were approximately $20.2 million. On March 20, 2026, all of the Series B Convertible Preferred Stock was automatically converted to common stock. If all Warrants are exercised in full at their initial exercise price, we could receive additional gross proceeds of up to approximately $60.6 million.
The following table sets forth the aggregate number of our securities purchased by beneficial holders of more than 5% of our common stock and by our executive officers in the January 2026 PIPE Financing and the corresponding aggregate purchase price for such securities:

Purchasers	Number of Shares of Series B ConvertibleNon-redeemable Preferred Stock Purchased	Number of Shares Issued Upon Conversion of the Series B Convertible Non-redeemable Preferred Stock	Number of Shares Underlying Series A Warrants (or Pre-funded Warrants)	Number of Shares Underlying Series B Warrants (or Pre-funded Warrants)	Number of Shares Underlying Series C Warrants (or Pre-funded Warrants)	Aggregate Purchase Price of Securities
Entities affiliated with Bleichroeder LP	2,000	2,666,667	2,666,667	2,666,667	2,666,667	$2,000,000
Entities affiliated with Thomas A. Satterfield, Jr.	1,500	2,000,000	2,000,000	2,000,000	2,000,000	$1,500,000

James Dentzer, President and CEO	100	133,333	133,333	133,333	133,333	$100,000
Diantha Duvall, CFO	50	66,666	66,666	66,666	66,666	$50,000
Ahmed Hamdy, MBBCH, CMO	50	66,667	66,667	66,667	66,667	$50,000
Jonathan Zung, Ph.D., CDO	50	66,667	66,667	66,667	66,667	$50,000
Marc Rubin, M.D., Member of Board of Directors	20	26,667	26,667	26,667	26,667	$20,000
Indemnification Agreements
We have agreed to indemnify each of our directors and executive officers against certain liabilities, costs, and expenses, and have purchased directors’ and officers’ liability insurance.
Audit Committee Report
The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that it be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act.
The responsibilities of the audit committee are set forth in the charter of the audit committee. The audit committee has reviewed our audited financial statements for the fiscal year ended December 31, 2025, and has discussed these financial statements with our management and our independent registered public accounting firm.
Our management is responsible for the preparation of our financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. Our independent registered public accounting firm is responsible for conducting an independent audit of our annual financial statements and, if required, our internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board, or PCAOB, and issuing a report on the results of their audit. The audit committee is responsible for providing independent, objective oversight of these processes.
The audit committee has reviewed and discussed with our independent registered public accounting firm the matters required to be discussed by the applicable requirements of the PCAOB and the SEC, including, among other things, the following:
•    methods to account for significant unusual transactions;
•    the effect of significant accounting policies, including policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;
•    the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates;
•    disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements; and
•    written disclosures required by PCAOB Rule 3526— “Communication with Audit Committees Concerning Independence.”
The audit committee has received the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the PCAOB regarding our independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm their independence from Curis. The audit committee has also received written disclosures required by PCAOB Rule 3526 —“Communication with Audit Committees Concerning Independence.”

Based on the review and discussions referred to above, the audit committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2025.
Submitted by the audit committee of our board of directors.
Martyn D. Greenacre (Chair)
Kenneth I. Kaitin, Ph.D.
Marc Rubin, M.D.

Independent Registered Public Accounting Firm’s Fees and Other Matters
Independent Registered Public Accounting Firm’s Fees
The following table summarizes the fees of PricewaterhouseCoopers LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years:

Fee Category	2025	2024
Audit Fees (1)	$989,200	$852,960
All Other Fees (2)	2,125	2,125
Total Fees	$991,325	$855,085

(1)    Audit fees consist of fees for the audit of our financial statements and the review of the interim financial statements included in our quarterly reports on Form 10-Q. Audit fees also include fees of $235,000 and $140,000 for 2025 and 2024, respectively, associated with comfort letters and consent letters for our 2025 and 2024 registration statements. 100% of audit fees for 2025 and 2024 were pre-approved by the audit committee. The 2025 and 2024 amounts exclude reimbursement of out-of-pocket expenses. No out-of-pocket expenses were incurred for 2025 and 2024.
(2)    All other fees consist of an annual license fee for use of accounting research software. None of these fees incurred during 2025 and 2024 were for services provided under the de minimis exception to the audit committee pre-approval requirements. 100% of these fees for 2025 and 2024 were pre-approved.
Pre-Approval Policy and Procedures
Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the audit committee specifically approves the service in advance or the engagement is entered into pursuant to one of the pre-approval procedures described below.
From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.
The audit committee has also delegated to the chairman of the audit committee the authority to approve any audit or non-audit services to be provided to us by our independent registered public accounting firm. Any approval of services by the chairman of the audit committee pursuant to this delegated authority is reported on at the next meeting of the audit committee.

EXECUTIVE AND DIRECTOR COMPENSATION
Executive Compensation
For the fiscal year ending December 31, 2025, our named executive officers were:
•    James E. Dentzer, our President and Chief Executive Officer;
•    Diantha Duvall, our Chief Financial Officer; and
•    Jonathan B. Zung, Ph.D., our Chief Development Officer.
The compensation paid to our named executive officers in 2025 reflected our primary compensation objectives of attracting and retaining key executive officers critical to our long-term success, recognizing and rewarding overall company performance and each executive officer’s individual performance and level of responsibility and continuing to align our executive officers’ incentives with stockholders’ interests. Cash compensation, including annual cash short-term incentives, is a basic element of our executive officers’ total compensation. In addition, a significant portion of our executive officers’ realizable compensation is tied to the performance of our company and our stock price. We believe stock-based compensation creates a long-term incentive that aligns our executive officers’ and our stockholders’ interests to create stockholder value. If our executive officers are unable to create long-term stockholder value and the price of our stock declines, then the realizable value of such executive officer’s stock-based compensation also declines. Consistent with its pay-for-performance philosophy, our compensation committee may elect to decrease any executive officer’s compensation, or take other corrective or remedial steps, for non-performance.
Summary Compensation Table
The following table sets forth information regarding compensation paid to or earned by each of our named executive officers for the fiscal years ending December 31, 2025 and 2024.

Name and Principal Position	Year	Salary ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($)		Total ($)
James E. Dentzer President and Chief Executive Officer	2025 2024	672,200 652,600	736,169 922,838	218,196 371,982	33,191 25,966	(3)	1,659,756 1,973,386
Diantha Duvall Chief Financial Officer	2025 2024	514,200 499,200	276,063 359,907	111,273 189,696	23,695 23,395	(4)	925,231 1,072,198
Jonathan B. Zung, Ph.D. Chief Development Officer	2025 2024	519,900 504,700	276,063 375,595	112,506 191,786	23,833 23,291	(5)	932,302 1,095,372

(1)    The amounts in this column reflect the aggregate grant date fair value of awards of stock options granted pursuant to our Fifth Amended and Restated 2010 Stock Incentive Plan, as amended (the “Amended and Restated 2010 Plan”), computed in accordance with FASB Codification Topic 718 and other relevant guidance. Assumptions used in the calculation of these amounts are included in footnote 10 to our audited financial statements for the fiscal year ended December 31, 2025 included in our Annual Report on Form 10-K filed with the SEC on March 24, 2026.
(2)    The amounts in this column reflect amounts paid to each of our named executive officers under the short-term cash incentive payments described under “Short-Term Cash Incentives” below.
(3)    Of this amount, $12,191 represents fees paid for personal estate planning and tax preparation, including an associated gross-up payment for applicable taxes, and $21,000 represents a 401(k) matching contribution made by us.
(4)    Of this amount, $2,695 represents fees paid for personal estate planning and tax preparation, including an associated gross-up payment for applicable taxes, and $21,000 represents a 401(k) matching contribution made by us.
(5)    Of this amount, $2,833 represents fees paid for personal estate planning and tax preparation, including an associated gross-up payment for applicable taxes, and $21,000 represents a 401(k) matching contribution made by us.

Narrative Disclosure to Summary Compensation Table
Base Salary
Base salary is used to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our executive officers. Base salaries for our executive officers are established based on the scope of their responsibilities, periodically taking into account competitive market compensation paid by other companies for similar positions, and the financial condition of the company. Base salaries are reviewed annually, and adjusted from time to time to reflect promotions and to realign salaries with market levels as appropriate.
In January 2025, the compensation committee approved 3% merit increases to the base salaries of each of our named executive officers. The base salaries for Mr. Dentzer, Ms. Duvall and Dr. Zung were increased to $672,200, $514,200, and $519,900, respectively.
Short-Term Cash Incentives
Pursuant to the terms of their individual employment agreements, each of Mr. Dentzer, Ms. Duvall and Dr. Zung is eligible for a short-term cash incentive target of 60%, 40% and 40%, respectively, of base salary based on the achievement of specific objectives established by the board and/or compensation committee.
In January 2026, subject to the consummation of the 2026 PIPE Financing and taking into consideration the level of achievement of 2025 corporate goals regarding our clinical studies, manufacturing and financial objectives, our board of directors approved cash bonus payments to Mr. Dentzer, Dr. Zung and Ms. Duvall at 54.1% of each such executive officer’s short-term incentive target in the amounts of $218,196, $112,506 and $111,273, respectively.
Long-Term Incentive Program
The compensation committee believes that long-term value creation is achieved through an ownership culture that encourages performance by our executive officers through grants of stock and stock-based awards. We have established our stock compensation plans to provide our employees, including our executive officers, with incentives that align employee interests with the interests of our stockholders. Our Amended and Restated 2010 Plan permits the issuance of stock options, restricted stock awards, and other stock-based awards to our employees, directors and consultants.
Stock Options
The compensation committee reviews and approves stock option grants to all of our executive officers. An initial stock option grant is made to our executive officers at the commencement of their employment, and then options are generally granted annually in conjunction with the review of the company’s overall performance for the prior fiscal year and the individual performance of our executive officers. Grants may also be made following a significant change in job responsibilities or to meet other special retention or performance objectives. The review and approval of stock option awards to executive officers is based upon an assessment of individual performance, a review of each executive officer’s existing long-term incentives and retention considerations. In appropriate circumstances, the compensation committee considers the recommendations of our President and Chief Executive Officer (except with respect to his own compensation) and the chairman of our board of directors (to the extent the chairman of the board is not then also a member of the compensation committee) in determining the long-term compensation for our executive officers. Stock options are granted with an exercise price equal to the fair market value of our common stock on the date of grant and typically vest with respect to 25% of the shares underlying the award on the first anniversary of the grant date, and as to an additional 6.25% of the shares underlying the award at the end of each subsequent three-month period, subject to the optionholder continuing to provide services to us on the applicable vesting date.
Policies and Practices Related to the Grant of Equity Awards
As noted above, we grant equity awards, including stock options, to our employees and directors on an annual basis. We may also grant equity awards to individuals upon hire or promotion or for retention purposes. During the last fiscal year, neither the board nor the compensation committee took material nonpublic information into account when determining the timing or terms of equity awards, nor did the company time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
2025 Stock Option Grants
In January 2025, in connection with our annual compensation review, our compensation committee recommended to the board of directors, and our board of directors subsequently approved, the grant of stock options to Mr. Dentzer, Ms. Duvall, and Dr. Zung as set forth in the table below. A substantial portion of the January 2025 stock option grants were approved subject to and contingent upon approval by our stockholders of Amendment No. 1 to the Amended and Restated 2010 Plan, which amendment was approved at our 2025 annual meeting.

Name	Number of Shares Underlying January 2025 Option Awards (1)	Number of Shares Underlying January 2025 Contingent Option Awards (2)
James E. Dentzer	40,000	360,000
Diantha Duvall	15,000	135,000
Jonathan B. Zung, Ph.D.	15,000	135,000

(1)    Such stock options were granted pursuant to our Amended and Restated 2010 Plan have an exercise price per share equal to $3.13, the fair market value of our common stock on the date of grant, and shall become exercisable as to 25% of the shares underlying the award on January 28, 2026 and as to an additional 6.25% of the shares underlying the award at the end of each subsequent three-month period, subject to the optionholder continuing to provide services to us on the applicable vesting date. The stock options will terminate no later than January 27, 2035.
(2)    Such stock options were approved subject to and contingent upon approval by our stockholders of Amendment No. 1 to the Amended and Restated 2010 Plan, have an exercise price per share equal to $3.13, the fair market value of our common stock on the date of grant, and shall become exercisable as to 25% of the shares underlying the award on January 28, 2026 and as to an additional 6.25% of the shares underlying the award at the end of each subsequent three-month period, subject to the optionholder continuing to provide services to us on the applicable vesting date. The stockholders approved Amendment No. 1 to the Amended and Restated 2010 Plan on May 20, 2025. The stock options will terminate no later than January 27, 2035.
Amended and Restated 2010 Employee Stock Purchase Plan
As with all employees of the company, our executive officers are eligible to participate in our Amended and Restated 2010 Employee Stock Purchase Plan, as amended, or the Amended and Restated 2010 ESPP. The Amended and Restated 2010 ESPP will be implemented by consecutive, overlapping 24-month offering periods, each consisting of four six-month purchase periods. Each offering period will begin on June 15 and December 15 of each year, or, if the national stock exchanges and the Nasdaq system are not open on such day, then on the first business day thereafter. The Amended and Restated 2010 ESPP permits employee participants to purchase up to $25,000 per calendar year of company stock through payroll deductions. The price of the stock is 85% of the lower of the fair market value of the stock on the first day of the offering period or the last day of the applicable purchase period.
Other Compensation – Employee Benefits
Our employees, including our executive officers, are entitled to various employee benefits such as medical and dental coverage, flexible spending accounts, various insurance programs, paid time off, and matching contributions in our 401(k) retirement plan.
Change in Control and Severance Payments
Each of our current named executive officers is party to an agreement that obligates us to make cash payments to such executive officer in the event we terminate the executive officer’s employment without cause, or the executive officer resigns for good reason (each as defined in the applicable agreement or offer letter). We believe that our severance program is aligned with other comparable biotechnology companies and provides our executive officers with income protection in the event of an unplanned separation from employment. In addition, we are also obligated to make cash payments to each of our named executive officers in the event of a change in control.
Our Amended and Restated 2010 Plan provides that, unless otherwise provided in the applicable award agreement, all plan participants, including our executive officers, are entitled to accelerated vesting of stock options and/or restricted stock awards upon certain events (including a change in control). In the event that a change in control occurs, 50% of the then-unvested options of each plan participant, including executive officers, would become immediately exercisable, and the restrictions underlying 50% of any restricted stock awards would lapse. This arrangement is a so-called “single trigger” change in control arrangement because it provides for equity acceleration benefits immediately upon a change in control. In the event any executive officer is terminated without cause or resigns for good reason (each as defined in the Amended and Restated 2010 Plan), in each case, within one year after a change in control, then all remaining unvested stock options and restricted stock awards will become fully vested. This arrangement is a so-called “double trigger” change in control arrangement because it provides for equity acceleration benefits in the event of a change in control, the first trigger, followed by an employment termination under specified circumstances, the second trigger. Our Amended and Restated 2010 Plan generally defines a change in control as a merger by us with or into another company, or a sale of all or substantially all of our assets.
We provide for these change in control arrangements because we recognize that, as is the case with many publicly-held corporations, the possibility of a change in control of our company exists and such possibility, and the uncertainty and questions which it may raise among our executive officers, could result in the departure or distraction of executive officers to the detriment of our company and our stockholders. As a consequence, our compensation committee determined that it was necessary and appropriate to provide such change in control-related benefits to reinforce and encourage the continued employment and dedication of our executive officers without distraction or interference.
Our change in control and equity acceleration arrangements with our executive officers do not obligate us to make any additional payments to “gross-up” any compensation payable to such executive officers in order to offset income tax liabilities.
For a further description of the foregoing arrangements, see “Employment Agreements” and “Potential Payments Upon Termination or Change in Control.”

Outstanding Equity Awards at Fiscal Year-End
The following table summarizes the outstanding equity awards held by our named executive officers as of December 31, 2025.

Name	Number of Securities Underlying Unexercised Options (#) (1) Exercisable		Number of Securities Underlying Unexercised Options (#) (1) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
James E. Dentzer	—		400,000	—	3.13	1/28/2035
	48,757		51,243	—	11.62	1/18/2034
	34,378		15,622	—	14.00	1/19/2033
	38,673		2,577	—	61.80	1/27/2032
	16,500		—	—	182.80	1/27/2031
	37,500		—	—	25.20	3/1/2030
	55,793		—	—	23.20	1/20/2029
	37,500		—	—	32.40	9/25/2028
	8,250		—	—	69.00	1/21/2028
	6,499		—		263.00	2/13/2027
	17,000	(2)	—	—	151.00	3/29/2026

Diantha Duvall	—		150,000	—	3.13	1/28/2035
	17,062		21,938	—	11.62	1/18/2034
	17,190		7,810	—	14.00	1/19/2033
	21,937	(3)	5,063	—	22.40	7/25/2032

Jonathan B. Zung, Ph.D.	—		150,000	—	3.13	1/28/2035
	17,805		22,895	—	11.62	1/18/2034
	15,625	(4)	9,375		16.60	4/30/2033

(1)    Except as noted in footnote 2, footnote 3, and footnote 4 below, the stock options were granted pursuant to our Amended and Restated 2010 Plan. Each stock option vests and becomes exercisable as to 25% of the shares underlying the award on the first anniversary of the date of grant and as to an additional 6.25% of the shares underlying the award at the end of each subsequent three-month period, subject to the optionholder continuing to provide services to us on the applicable vesting date. Such stock options will expire 10 years from date of grant. In the event an executive officer terminates his employment for good reason or we terminate the executive officer without cause, in each case, within one year after a change in control, then all options held by the executive officer would become fully vested upon such termination. In addition, certain options will automatically become fully vested upon a termination of employment due to the optionholder’s death or disability.
(2)    The stock option granted to Mr. Dentzer was granted pursuant to the inducement grant exception under Nasdaq Stock Market Rule 5635(c)(4) as an inducement equity award outside of our Amended and Restated 2010 Plan, and such grant was made as an inducement material to Mr. Dentzer's acceptance of employment. Such stock option vested and became exercisable as to 25% of the shares underlying the award on the first anniversary of the date of grant and as to an additional 6.25% of the shares underlying the award at the end of each subsequent three-month period, subject to continued service by Mr. Dentzer. Such stock option will expire 10 years from date of grant.
(3)     The stock option granted to Ms. Duvall was granted pursuant to the inducement grant exception under Nasdaq Stock Market Rule 5635(c)(4) as an inducement equity award outside of our Amended and Restated 2010 Plan, and such grant was made as an inducement material to Ms. Duvall's acceptance of employment. Such stock option vests and becomes exercisable as to 25% of the shares underlying the award on the first anniversary of the date of grant and as to an additional 6.25% of the shares underlying the award at the end of each subsequent three-month period, subject to continued service by Ms. Duvall. Such stock option will expire 10 years from date of grant.
(4)     The stock option granted to Dr. Zung was granted pursuant to the inducement grant exception under Nasdaq Stock Market Rule 5635(c)(4) as an inducement equity award outside of our Amended and Restated 2010 Plan, and such grant was made as an inducement material to Dr. Zung’s acceptance of employment. Such stock option vests and becomes exercisable as to 25% of the shares underlying the award on the first anniversary of the date of grant and as to an additional 6.25% of the shares underlying the award at the end of each subsequent three-month period, subject to continued service by Dr. Zung. Such stock option will expire 10 years from date of grant.
Stock Ownership Guidelines
Our compensation committee last considered the implementation of stock ownership guidelines for our executive officers and directors in January 2018. Willis Towers Watson analyzed the proxy filings of our peer group companies and determined that the implementation of stock ownership guidelines was a minority practice within our peer group. Taking into consideration the results of the 2018 evaluation, the compensation committee determined not to implement stock ownership guidelines for our executive officers and directors.
Hedging Policy
In accordance with our insider trading policy, no employee, including officers, or director may purchase company securities on margin, borrow against company securities held in a margin account, or pledge company securities as collateral for a loan (except pursuant to an exception granted by the company); engage in short sales of company securities; purchase or sell puts, calls or other derivatives based on the company’s securities or purchase financial instruments including prepaid variable forward contracts, equity swaps, collars and exchange funds or other transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of company securities.
Tax and Accounting Considerations
We account for equity compensation paid to our employees under the rules of Financial Accounting Standards Board Accounting Standard Codification Topic 718, or FASB Codification Topic 718, which rules require us to estimate and record an expense over the service period of any such award. Also generally accepted accounting principles require us to record cash compensation as an expense as services are rendered.
We are generally entitled to a U.S. federal income tax deduction with respect to compensation paid to our service providers, subject to limitation under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, with respect to compensation in excess of $1 million paid in any one year to each of certain of the company’s current and former executive officers. While the compensation committee generally considers the financial accounting and tax implications to us of its executive compensation decisions, neither element was a material consideration in the compensation awarded to our named executive officers in 2025.
Employment Agreements
We are party to the following employment arrangements with our named executive officers.
James E. Dentzer. On September 24, 2018, we entered into a second amended employment agreement with Mr. Dentzer under which he has served as President, Chief Executive Officer, Treasurer and Secretary (the last two positions he held until March 2019), which agreement further amended his March 29, 2016 employment agreement, as amended on March 7, 2017 and March 21, 2018. Mr. Dentzer’s then current base salary, which is subject to annual review by the board and/or compensation committee, was set at $495,000 per annum. Mr. Dentzer’s agreement also provides for four weeks paid vacation and for reimbursement of specified expenses related to his estate planning and tax preparation up to an annual maximum of $10,000, for which an associated gross-up payment for applicable taxes is also provided. Mr. Dentzer is entitled to participate in our medical and other benefits programs and may be entitled to receive an annual bonus of up to 60% of his base salary based on the achievement of specific objectives established by the board and/or compensation committee. Mr. Dentzer is also entitled to receive severance benefits under the agreement in the event of his termination by us without cause (after 30 days’ notice) or by him for good reason (each as defined in the agreement) comprising (i) twelve months’ pay at his then-current base salary, (ii) a portion of his target bonus for the year of termination, pro-rated to reflect the portion of the year elapsed, and (iii) a portion of his COBRA premiums for up to twelve months. The agreement also provides for certain severance and change in control benefits, see “Potential Payments - Upon Termination or Change in Control” for description and quantification of such benefits. In addition, the agreement provides for certain indemnification provisions. For a description of such indemnification provisions, see “Indemnification of Executive Officers.”
Diantha Duvall. On August 4, 2022, we entered into an employment agreement with Ms. Duvall under which she began serving as our Chief Financial Officer on August 5, 2022. Ms. Duvall’s then-current base salary, which is subject to annual review by the board and/or the compensation committee, was set at $478,400 per annum. Ms. Duvall’s agreement also provides for three weeks paid vacation per year and for reimbursement of specified expenses related to her estate planning and tax preparation up to an annual maximum of $7,500 for which an associated gross-up payment for applicable taxes is also provided. Ms. Duvall is entitled to participate in our medical and other benefits programs and may be entitled to receive an annual bonus based on the achievement of specific objectives established by the board and/or compensation committee at a target bonus rate of 40% of her annual base salary, to be paid in the form of cash or capital stock. Ms. Duvall is also entitled to receive severance benefits under the agreement in the event of her termination by us without cause (after 30 days’ notice) or by her for good reason (as defined in the agreement) comprising (i) nine months’ pay at her then-current base salary, (ii) a portion of her target bonus for the year of termination, pro-rated to reflect the portion of the year elapsed, and (iii) a portion of her COBRA premiums for up to nine months. The agreement also provides for certain severance and change in control benefits, see “Potential Payments - Upon Termination or Change in Control” for description and quantification of such benefits. In addition, the agreement provides for certain indemnification provisions. For a description of such indemnification provisions, see “Indemnification of Executive Officers.”
Jonathan B. Zung, Ph.D. On November 1, 2023, we entered into an amended and restated employment agreement with Dr. Zung, which agreement further amended his May 1, 2023 employment agreement under which he began serving as our Chief Development Officer. Dr. Zung’s then-current base salary, which is subject to annual review by the board and/or the compensation committee, was set at $490,000 per annum. Dr. Zung’s agreement also provides for three weeks paid vacation per year and for reimbursement of specified expenses related to his estate planning and tax preparation up to an annual maximum of $7,500 for which an associated gross-up payment for applicable taxes is also provided. Dr. Zung is entitled to participate in our medical and other benefits programs and may be entitled to receive an annual bonus based on the achievement of specific objectives established by the board and/or compensation committee at a target bonus rate of 40% of his annual base salary, to be paid in the form of cash or capital stock. Dr. Zung is also entitled to receive severance benefits under the agreement in the event of his termination by us without cause (after 30 days’ notice) or by him for good reason (as defined in the agreement) comprising (i) nine months’ pay at his then-current base salary, (ii) a portion of his target bonus for the year of termination, pro-rated to reflect the portion of the year elapsed, and (iii) a portion of his COBRA premiums for up to nine months. The agreement also provides for certain severance and change in control benefits, see “Potential Payments - Upon Termination or Change in Control” for description and quantification of such benefits. In addition, the agreement provides for certain indemnification provisions. For a description of such indemnification provisions, see “Indemnification of Executive Officers.”
Indemnification of Executive Officers
Our Restated Certificate of Incorporation provides indemnification of our executive officers for any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action or claim by or in the right of the company) by reason of the fact that such person serves as an executive officer, to the maximum extent permitted by the General Corporation Law of Delaware. The Restated Certificate of Incorporation further provides that executive officers may be entitled to additional indemnification, under any agreement or vote of the directors.
Each of our executive officer employment agreements also provides that we will indemnify each such executive officer for claims arising in his or her capacity as our executive officer, provided that he or she acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, our best interests. With respect to any criminal proceeding, the executive officer must have had no reasonable cause to believe that the conduct was unlawful. If the claim is brought by us or on our behalf, we will not be obligated to indemnify the executive officer if the executive officer is found liable to us, unless the court determines that, despite the adjudication of liability, in view of all the circumstances of the case the executive officer is fairly and reasonably entitled to be indemnified. In the event that we do not assume the defense of a claim against the executive officer, we are required to advance his or her expenses in connection with his or her defense, provided that he or she undertakes to repay all amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified by us. We will require that any successor to our business assumes and agrees to perform our obligations under the indemnification provisions, which remain in effect until the later of (i) six years after the executive officer has ceased to be an employee or officer of the company or (ii) the date any legal proceedings begun during that period have concluded.
In connection with our indemnification obligations, we have and intend to maintain director and officer liability insurance, if available.
Potential Payments - Upon Termination or Change in Control
If the executive officer is terminated without cause or resigns for good reason, in each case, within 12 months after a change in control of the company, the executive officer will receive:
•in the case of Mr. Dentzer, (1) an amount equal to twice the sum of (x) his base salary and (y) his target bonus for the year of termination, (2) a portion of his target bonus for the year of termination, pro-rated to reflect the portion of the year elapsed, and (3) payment of a portion of Mr. Dentzer’s COBRA premiums for up to 24 months;
•in the case of Ms. Duvall, (1) an amount equal to the sum of (x) her base salary and (y) her target bonus for the year of termination, (2) a portion of her target bonus for the year of termination, pro-rated to reflect the portion of the year elapsed, and (3) payment of a portion of her COBRA premiums for up to 12 months;
•in the case of Dr. Zung, (1) an amount equal to the sum of (x) his base salary and (y) his target bonus for the year of termination, (2) a portion of his target bonus for the year of termination, pro-rated to reflect the portion of the year elapsed, and (3) payment of a portion of his COBRA premiums for up to 12 months.
Each of the above-described employment agreements also provides for a limitation on payments under the agreement if limiting the payments would leave the executive in a better net position than bearing the tax penalties under Section 280G of the Code. In order for our executive officers to receive these severance payments, the executive officer must execute a general release of all claims against the company, its employees, officers, directors and agents in a form acceptable to us.
Pursuant to the terms of our Amended and Restated 2010 Plan, unless otherwise provided in the applicable award agreement, at the time of a change in control, 50% of the then-unvested options to purchase our common stock held by each plan participant, including executive officers, would become immediately exercisable and the forfeiture restriction on all outstanding restricted stock awards would lapse with respect to 50% of the number of shares that otherwise would have first become free from such forfeiture restrictions after the date of the change in control. In addition, in the event an executive officer terminates his or her employment for good reason (as defined in the Amended and Restated 2010 Plan) or we terminate the executive officer without cause (as defined in the Amended and Restated 2010 Plan), in each case, within 12 months after such change in control, then all remaining unvested options and restricted stock held by the executive officer would become fully vested and/or free of all forfeiture restrictions, as applicable. Pursuant to the terms of Ms. Duvall’s Inducement Stock Option Agreement, in the event of a change in control, 50% of the then unvested options held by Ms. Duvall would become immediately exercisable, and in the event Ms. Duvall terminates her employment for good reason or we terminate Ms. Duvall without cause, in each case, within 12 months after a change in control, then all options held by Ms. Duvall would become fully vested upon such termination. Pursuant to the terms of Dr. Zung’s Inducement Stock Option Agreement, in the event of a change in control, 50% of the then unvested options held by Dr. Zung would become immediately exercisable, and in the event Dr. Zung terminates his employment for good reason or we terminate Dr. Zung without cause, in each case, within 12 months after a change in control, then all options held by Dr. Zung would become fully vested upon such termination.

For a description of what each executive officer will receive if we terminate such executive officer’s employment without cause or if such executive officer resigns for good reason, absent a change in control of the company, see “Employment Agreements” above.
Pay Versus Performance

The following tables and related disclosures provide information about (i) the “total compensation” of our chief executive officer, who is our principal executive officer (“PEO”), and our other named executive officers (the “Other NEOs”) as presented in the Summary Compensation Table on page 29 (the “SCT Amounts”), (ii) the “compensation actually paid” to our PEO and our Other NEOs, as calculated pursuant to the SEC’s pay-versus-performance rules (the “CAP Amounts”), (iii) certain financial performance measures, and (iv) the relationship of the CAP Amounts to those financial performance measures.
This disclosure has been prepared in accordance with Item 402(v) of Regulation S-K under the Exchange Act and does not necessarily reflect value actually realized by the executives or how our compensation committee evaluates compensation decisions in light of company or individual performance. For a discussion of how the compensation committee seeks to align pay with performance when making compensation decisions, see "Executive Compensation" beginning on page 29.

Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($)(1)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)(1)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($) (3)	Net Income ($) (4)
2025	1,659,756	970,809	928,767	656,250	9	(7,582)
2024	1,973,386	860,609	1,083,785	629,306	28	(43,389)
2023	1,662,978	2,419,423	947,968	923,594	116	(47,413)

(1)    James E. Dentzer, our President and Chief Executive Officer, was PEO for all years in the table. Other NEOs were Diantha Duvall, our Chief Financial Officer, and Jonathan B. Zung, our Chief Development Officer for all years in the table.
(2)    The following table summarizes the adjustments made in accordance with Item 402(v) of Regulation S-K in order to calculate the CAP Amounts from the SCT Amounts. The SCT Amounts and the CAP Amounts do not reflect the actual amount of compensation earned by or paid to our executives during the applicable years, but rather are amounts determined in accordance with Item 402 of Regulation S-K under the Exchange Act.
(3)    Shareholder return provides the value of common stock as of December 31, 2025, December 31, 2024, and December 31, 2023 assuming $100 was invested in our common stock after the market closed on December 31, 2022.
(4)    Values shown are in thousands.

Adjustments*	2025
	PEO ($)	Other NEOs** ($)
SCT Amounts	1,659,756	928,767
(Subtraction): Aggregate value for stock awards and option awards included in SCT Amounts for the covered fiscal year	(736,169)	(276,063)
Addition: Fair value at year end of awards granted during the covered fiscal year that were outstanding and unvested at the covered fiscal year end	261,170	97,939
Addition (Subtraction): Year-over-year change in fair value at covered fiscal year end of awards granted in any prior fiscal year that were outstanding and unvested at the covered fiscal year end	(137,110)	(66,224)
Addition: Vesting date fair value of awards granted and vested during the covered fiscal year	—	—
Addition (Subtraction): Change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which vesting conditions were satisfied during the covered fiscal year	(76,838)	(28,169)
(Subtraction): Fair value at end of prior fiscal year of awards granted in any prior fiscal year that failed to meet the applicable vesting conditions during the covered fiscal year	—	—
Addition: Dividends or other earnings paid on stock or option awards in the covered fiscal year prior to vesting if not otherwise included in the total compensation for the covered fiscal year	—	—
CAP Amounts (as calculated)	970,809	656,250

* Valuation assumptions used to calculate fair values did not materially differ from those used to calculate fair values at the time of grant as reflected in the SCT Amounts.
** Amounts presented are averages for both Other NEOs.
We are a small biotechnology company and have yet to generate any significant revenues or become profitable. In addition, our stock price often fluctuates, and our stock price volatility is subject to financial, economic and market conditions that may be outside of our control. We have not established any financial performance measures to link executive compensation actually paid to our PEO and Other NEOs to company performance. For fiscal year ending December 31, 2024, we revised the balance sheet classification of the liability related to the sale of future royalties, net to adjust for an immaterial reclassification of the presentation of this liability between long term and short term. This financial adjustment did not impact total liabilities for the periods presented in our financial statements, and no financial performance measures were established for compensation recovery.
The compensation that we pay to our PEO and Other NEOs reflects our primary compensation objectives of attracting and retaining key executive officers critical to our long-term success, recognizing and rewarding overall company performance and each executive officer’s individual performance and level of responsibility and continuing to align our executive officers’ incentives with stockholders’ interests. Cash compensation, including annual cash bonus incentives, is a basic element of our executive officers’ total compensation. In addition, a significant portion of our executive officers’ realizable compensation is tied to the performance of our company and our stock price. We believe stock-based compensation aligns our executive officers’ interest and our stockholders’ interest in incentivizing our executive officers to achieve performance objectives and to create long-term stockholder value. If our executive officers are unable to create long-term stockholder value and the price of our stock declines, then the realizable value of such executive officer’s long-term stock-based compensation also declines. Consistent with its pay-for-performance philosophy, the compensation committee may elect to decrease any executive officer’s compensation, or take other corrective or remedial steps, for non-performance.
The following charts are a comparison, for the past three years, of executive compensation actually paid to our PEO and the average executive compensation actually paid to the Other NEOs as compared to our (1) cumulative total shareholder return, or TSR, and (2) net loss.

Compensation Actually Paid vs. Net Loss
3,000,000
2,500,000
2,000,000
1,500,000
1,000,000
500,000
0
-
(5,000.00)
(10,000.00)
(15,000.00)
(20,000.00)
(25,000.00)
(30,000.00)
(35,000.00)
(40,000.00)
(45,000.00)
(50,000.00)
2023
2024
2025
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO Named Executive Officers
Net Loss

Director Compensation
The following table sets forth a summary of the compensation earned by our non-employee directors in 2025:

Name	Fees Earned or Paid In Cash ($)	Option Awards ($) (1) (2)	All Other Compensation ($)	Total ($)
Anne E. Borgman, M.D.	50,000	29,447	—	79,447
Martyn D. Greenacre	105,000	29,447	—	134,447
John A. Hohneker, M.D.	52,500	29,447	—	81,947
Kenneth I. Kaitin, Ph.D.	72,500	29,447	—	101,947
Marc Rubin, M.D.	70,000	29,447	—	99,447

(1)        The amounts in this column reflect the grant date fair value of awards made to such individual in accordance with FASB Codification Topic 718 and other relevant guidance, excluding forfeitures, for awards in 2025 pursuant to our Amended and Restated 2010 Plan. Assumptions used in the calculation of these amounts are included in footnote 10 to our audited financial statements for the fiscal year ended December 31, 2025 included in our Annual Report on Form 10-K filed with the SEC on March 24, 2026.
(2)        At December 31, 2025, each of our then-serving non-employee directors held options to purchase shares of our common stock as follows:

Director	Aggregate Number of Stock Options
Anne E. Borgman	25,750
Martyn D. Greenacre	50,100
John A. Hohneker, M.D.	30,000
Kenneth I. Kaitin, Ph.D.	50,100
Marc Rubin, M.D.	50,100

Narrative Disclosure to Director Compensation Table

In January 2025 and March 2026, respectively, our board of directors approved the following director cash compensation policy, consistent with past policies:
Each of our non-employee directors receives an annual retainer of $45,000, and the chair of the board receives an additional annual retainer of $35,000. In addition, members of each of the following standing committees of the board are also paid the following additional annual retainers:
•    $10,000 – Audit Committee;
•    $7,500 – Compensation Committee; and
•    $5,000 – Nominating and Corporate Governance Committee.
The chair of each of the following standing committees of the board is also paid, in addition to his or her retainer as a member of such committee, an additional annual retainer as follows:
•    $10,000 – Audit Committee;
•    $7,500 – Compensation Committee; and
•    $5,000 – Nominating and Corporate Governance Committee.
In January 2025, each of our non-employee directors received a stock option award of 16,000 shares of common stock. Such stock option awards were granted under the Amended and Restated 2010 Plan, have a term of ten years and have an exercise price equal to the fair market value on the date of grant. The stock options vest and become exercisable as to 100% of the underlying shares on January 28, 2026, the first anniversary of the date of grant, subject to the director’s continued service through such date.
Indemnification of Directors
Our Restated Certificate of Incorporation provides indemnification of our directors for any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action or claim by or in the right of the company) by reason of the fact of that such person serves as a director, to the maximum extent permitted by the General Corporation Law of Delaware. The Restated Certificate of Incorporation further provides that directors may be entitled to additional indemnification, under any agreement or vote of the directors.
We have entered into indemnification agreements with each of our non-employee directors. The indemnification provisions apply to each such director and state that we will indemnify him or her for claims arising in his or her capacity as our director, provided that he or she acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, our best interests. With respect to any criminal proceeding, the director must have no reasonable cause to believe that the conduct was unlawful. If the claim is brought by us or on our behalf, we will not be obligated to indemnify the director if the director is found liable to us, unless the court determines that, despite the adjudication of liability, in view of all the circumstances of the case, the director is fairly and reasonably entitled to be indemnified. In the event that we do not assume the defense of a claim against the director, we are required to advance his or her expenses in connection with his or her defense, provided that he or she undertakes to repay all amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified by us. We will require that any successor to our business assumes and agrees to perform our obligations under the indemnification provisions. For a discussion of our indemnification arrangements with Mr. Dentzer, see “Indemnification of Executive Officers.” In connection with our indemnification obligations, we have and intend to maintain director and officer liability insurance, if available on reasonable terms.
Securities Authorized for Issuance Under Equity Compensation Plans
The following table provides information as of December 31, 2025 regarding compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance.

	(a)	(b)	(c)
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights (1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (2)	2,288,573	$16.84	1,207,379	(3)
Equity compensation plans not approved by security holders (4)	397,891	$15.26	N/A
Total	1,160,251	$16.59	1,207,379

(1)    The weighted average exercise price excludes restricted stock units, which do not have an exercise price.
(2)    Our Amended and Restated 2010 Plan was approved by our stockholders in May 2025 and authorized 3,356,600 shares for issuance. The Amended and Restated 2010 ESPP was approved by our stockholders in June 2010 and was amended to increase the number of shares authorized for issuance thereunder to 100,000 shares at our 2017 annual meeting of stockholders (as adjusted for our 1-for-20 reverse stock split of our common stock effected on September 28, 2023) and amended to increase the number of shares authorized for issuance thereunder to 500,000 shares at our 2024 annual meeting of stockholders.
(3)    As of December 31, 2025, a total of 1,207,379 shares were available for issuance, consisting of 849,565 shares available for future issuance under the Amended and Restated 2010 Plan, and 357,814 shares available for future issuance under the Amended and Restated 2010 ESPP.
(4)    Represents option awards granted to new employees outside of our stock incentive plans, each as a material inducement to such employee’s acceptance of employment. Each such grant was approved by our compensation committee pursuant to the inducement grant exception under Nasdaq Stock Market Rule 5635(c)(4) and disclosed in a press release.

Compensation Committee Interlocks and Insider Participation
During the fiscal year ended December 31, 2025, the members of our compensation committee were Dr. Hohneker, Dr. Kaitin, and Dr. Rubin (Chair).
During the fiscal year ended December 31, 2025, none of our executive officers served as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that had one or more of its executive officers serving as a member of our board of directors or our compensation committee.

PROPOSAL 2 — ADVISORY (NON-BINDING) VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
We are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay,” is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Exchange Act. At the 2024 annual meeting, our stockholders approved, on an advisory, non-binding basis, an annual advisory vote on the compensation of our executive officers. In accordance with the results of this vote, our board of directors determined to implement an advisory vote on the compensation of our executive officers every year until the next vote in 2029 on the preferred frequency of such advisory votes.
We held our most recent “say-on-pay” advisory stockholder vote on the compensation of our executive officers at the 2025 annual meeting. This advisory vote was supported by our stockholders with approximately 93.43% of the voted shares voting “for” such proposal. Our compensation committee considered the results of this advisory stockholder vote in determining the compensation for our executive officers in 2026. The compensation committee continues to believe that its pay-for-performance philosophy in determining the compensation of executive officers, as further described herein, best achieves the desired alignment of our compensation objectives.
Our executive compensation programs are designed to attract and retain key executive officers critical to our long-term success, to recognize and reward overall company performance and each executive officer’s individual performance and level of responsibility, as well as to align our executive officers’ incentives with stockholders’ interests. Cash compensation, including annual cash bonus incentive, is a basic element of our executive officers’ total compensation. In addition, a significant portion of our executive officers’ realizable compensation is tied to the performance of our company and our stock price. We believe stock-based compensation aligns our executive officers’ interest and our stockholders’ interest in incentivizing our executive officers to achieve performance objectives and to create long-term stockholder value. If our executive officers are unable to create long-term stockholder value and the price of our stock declines, then the realizable value of such executive officer’s long-term stock-based compensation also declines. Consistent with its pay-for-performance philosophy, our compensation committee may elect to decrease any executive officer’s compensation, or take other corrective or remedial steps, for non-performance.
The “Executive and Director Compensation” section of this proxy statement describes in detail our executive compensation programs and the decisions made by the compensation committee and our board of directors with respect to the fiscal year ended December 31, 2025.
Our board of directors is asking stockholders to approve, on an advisory basis, a non-binding vote on the following resolution:
RESOLVED, that the compensation paid to Curis’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion, the compensation tables and any related material disclosed in this proxy statement, is hereby approved.
As an advisory vote, this proposal is not binding. The outcome of this advisory vote does not overrule any decision by us or our board of directors (or any committee thereof), create or imply any change to our fiduciary duties or those of our board of directors (or any committee thereof), or create or imply any additional fiduciary duties for us or our board of directors (or any committee thereof). However, our compensation committee and board of directors value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

Board Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS BY VOTING “FOR” THIS PROPOSAL.

PROPOSAL 3 — RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since 2002. The PricewaterhouseCoopers LLP audit engagement partner rotates every five years. Although stockholder approval of the audit committee’s appointment of PricewaterhouseCoopers LLP is not required by law, the board and the audit committee believe that it is advisable to give stockholders an opportunity to ratify this appointment. If the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the audit committee will reconsider the matter. A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting to respond to appropriate questions and to make a statement if he or she so desires.

Board Recommendation
OUR BOARD OF DIRECTORS BELIEVES THAT THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS CURIS’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2026 IS IN THE BEST INTERESTS OF CURIS AND OUR STOCKHOLDERS AND THEREFORE, RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

PROPOSAL 4 — ADOPTION AND APPROVAL OF AN AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK
On March 17, 2026, our board of directors approved, subject to stockholder approval, an amendment to our Restated Certificate of Incorporation, as amended, or the Restated Certificate of Incorporation, to increase the number of authorized shares of our capital stock from 288,757,150 to 572,514,300 and the number of authorized shares of our common stock from 283,757,150 to 567,514,300. Our Restated Certificate of Incorporation authorizes 288,757,150 shares of capital stock, consisting of 283,757,150 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. The proposed amendment would not increase or otherwise affect our authorized preferred stock. Our common stock is all of a single class, with equal voting, distribution, liquidation and other rights. The additional shares of capital stock, consisting of shares of common stock to be authorized by adoption of the amendment, would have rights identical to our currently outstanding common stock.
A copy of the amendment to our Restated Certificate of Incorporation is attached as Appendix A to this proxy statement. If our stockholders adopt and approve the Authorized Shares Proposal (this Proposal 4), subject to the discretion of the board, we will file the amendment to our Restated Certificate of Incorporation with the Secretary of State of the State of Delaware as soon as practicable.
Reasons for the Proposed Amendment
Although we recently increased our authorized shares in March 2026, our board of directors continues to believe that it is in the best interests of our company and our stockholders to further increase the number of authorized shares of our common stock in order to give us greater flexibility in considering and planning for potential business needs. The increase in the number of authorized but unissued shares of common stock would enable the company, without the expense and delay of seeking stockholder approval, to issue shares from time to time as may be required for proper business purposes.

We anticipate that we may issue additional shares of common stock in the future in connection with one or more of the following:
•warrant exercises, including the Series A Warrants, Series B Warrants and Series C Warrants issued pursuant to the January 2026 PIPE Financing;
•warrant exercises, including pre-funded warrants and common stock warrants issued pursuant to our July 2025 Private Placement;
•warrant exercises, including the pre-funded warrants and common stock warrants issued pursuant to our March 2025 Private Placement;
•warrant exercises of the common stock warrants issued pursuant to our October 2024 Private Placement;
•financing transactions, such as public or private offerings of common stock or convertible securities, including under our amended and restated sales agreement (the “2024 ATM Agreement”) with Cantor Fitzgerald & Co. (“Cantor”) and JonesTrading Institutional Services LLC (“JonesTrading”);
•partnerships, collaborations and other similar transactions;
•our equity incentive plans;
•strategic investments or acquisitions of other businesses or assets; and
•other corporate purposes that have not yet been identified.
We currently have no specific plans, arrangements or understandings to issue additional shares of common stock, except for the issuance of common stock upon warrant exercises pursuant to the January 2026 PIPE Financing, the July 2025 Private Placement, the March 2025 Private Placement, and the October 2024 Private Placement; our equity incentive plans, inducement grant awards or exercise and vesting of our outstanding options and restricted stock unit awards; and any potential issuances under the 2024 ATM Agreement as described below. However, the availability of additional shares of common stock for issuance is, in management’s view, prudent and will afford us flexibility in acting upon financing transactions to strengthen our financial position and/or commercial partnership opportunities that may arise.
On February 8, 2024, we entered into the 2024 ATM Agreement with Cantor and JonesTrading, pursuant to which we may sell from time to time up to $100,000,000 of shares of our common stock through an “at the market offering” program under which Cantor and JonesTrading will act as sales agents. We may choose to sell shares of our common stock pursuant to the 2024 ATM Agreement in the future.
As of March 23 2026, 39,978,693 shares of common stock were issued and outstanding. As of March 23, 2026, there were 7,392,891 shares of common stock reserved for issuance under our new 2026 Incentive Plan which was approved by our shareholders in March 2026 (the “2026 Incentive Plan”), options to purchase an aggregate of 2,344,465 shares of common stock outstanding granted under our Fifth Amended and Restated 2010 Stock Incentive Plan, as amended and as inducement awards; 148,350 shares underlying restricted stock units granted under our Fifth Amended and Restated 2010 Stock Incentive Plan, as amended; and 357,814 shares of common stock are reserved for issuance under our Amended and Restated 2010 Employee Stock Purchase Plan, as amended. As of March 23, 2026, 2,054,215 shares of common stock were reserved for the maximum issuable upon exercise of outstanding pre-funded warrants and 13,792,217 shares of common stock were reserved for the maximum issuable upon exercise of outstanding warrants.
Possible Effects of the Proposed Amendment
If the amendment to our Restated Certificate of Incorporation is adopted and approved, the additional authorized shares of common stock would be available for issuance at the discretion of our board of directors and without further stockholder approval, except as may be required by law or the rules of the Nasdaq Capital Market on which our common stock is listed. The additional shares of authorized common stock would have the same rights and privileges as the shares of common stock currently issued and outstanding. Holders of our common stock have no preemptive rights. Even if our stockholders approve this Proposal 4, our board of directors retains discretion under Delaware law to determine when to file the certificate of amendment with the Delaware Secretary of State and to abandon this Authorized Shares Proposal notwithstanding prior stockholder approval of this Authorized Shares Proposal.

The issuance of additional shares of common stock could have the effect of making it more difficult for a third party to acquire, or discouraging a third party from attempting to acquire, control of the company. We are not aware of any attempts on the part of a third party to effect a takeover of the company, and the amendment to our Restated Certificate of Incorporation has been proposed for the reasons stated above and not with the intention that any increase in the authorized shares of common stock be used as a type of anti-takeover device.
The issuance of additional shares of common stock may, among other things, have a dilutive effect on earnings per share and on stockholders’ equity and voting rights. Furthermore, future sales of substantial amounts of our common stock, or the perception that these sales might occur, could adversely affect the prevailing market price of our common stock or limit our ability to raise additional capital. Stockholders should recognize that if this amendment is adopted, approved and filed with the Secretary of State of the State of Delaware and, if shares of our common stock are issued in the future, they will own a smaller percentage of shares relative to the total outstanding shares of the company than they presently own.
Interests of Directors and Executive Officers
Because our directors and executive officers have outstanding equity awards under our long-term incentive plan and under our employee stock purchase plan (the “ESPP”) and may be granted additional equity awards under and participate in these plans, they may be deemed to have an indirect interest in the Share Increase Amendment because, absent the amendment, the company may not have sufficient authorized shares to make future awards and deliver shares under the ESPP.
Dissenters Rights of Appraisal
Under Delaware law, stockholders are not entitled to appraisal rights with respect to Proposal 4, and we will not independently provide our stockholders with any such right.
Board Recommendation

OUR BOARD OF DIRECTORS BELIEVES THAT THE ADOPTION AND APPROVAL OF THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR CAPITAL STOCK FROM 288,757,150 to 572,514,300 AND THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK FROM 283,757,150 to 567,514,300 IS IN THE BEST INTERESTS OF CURIS AND OUR STOCKHOLDERS AND, THEREFORE, RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

PROPOSAL 5 — APPROVAL OF AN ADJOURNMENT OF THE ANNUAL MEETING
The board believes that, if the annual meeting is convened and a quorum is present, but there are insufficient votes at that time to approve Proposal 4 – the Authorized Shares Proposal, it is in the best interests of the stockholders to enable the company to continue to seek to obtain a sufficient number of additional votes to approve Proposal 4.
In Proposal 5, we are asking stockholders to authorize the holder of any proxy solicited by the board to vote in favor of adjourning the annual meeting or any continuation, adjournment or postponement thereof. If our stockholders approve this proposal, we could adjourn the annual meeting, and any adjourned session of the annual meeting, to use the additional time to solicit additional proxies in favor of the Authorized Shares Proposal.
Board Recommendation
OUR BOARD OF DIRECTORS BELIEVES THAT THE APPROVAL OF THE ADJOURNMENT PROPOSAL IS IN THE BEST INTERESTS OF CURIS AND OUR STOCKHOLDERS AND, THEREFORE, RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

OTHER MATTERS
The board knows of no other business that will be presented for consideration at the annual meeting other than that described above. However, if any other business should come before the annual meeting, it is the intention of the persons named in the enclosed proxy card to vote, or otherwise act, in accordance with their best judgment on such matters.
If a stockholder fails to provide timely notice of a proposal to be presented at the 2026 annual meeting, the proxies designated by the board will have discretionary authority to vote on any such proposal.
Stockholder Proposals for 2027 Annual Meeting
Any proposal that a stockholder of Curis wishes to be considered for inclusion in our proxy statement and proxy for the 2027 annual meeting of stockholders must be submitted to our secretary at our offices, 128 Spring Street, Building C – Suite 500, Lexington, MA 02421, no later than [ ], 2026.
If a stockholder of Curis wishes to present a proposal at the 2027 annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement, including with respect to the nomination of directors, such stockholder must also give written notice to our secretary at the address noted above. The secretary must receive such notice no later than February 18, 2027 and no earlier than January 19, 2027. However, if the date of the 2027 annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the 2026 annual meeting, the secretary must receive such notice not earlier than the 120th day prior to the 2027 annual meeting and not later than the close of business on the later of (A) the 90th day prior to the 2027 annual meeting and (B) the tenth day following the day on which notice of the date of the 2027 annual meeting is given or public disclosure of the date of the 2027 annual meeting is made, whichever first occurs. You are also advised to review our bylaws, which contain additional requirements relating to advance notice of stockholder proposals and director nominations, including the requirements of Rule 14a-19 under the Exchange Act.
Solicitation of Proxies
We will bear the cost of soliciting proxies. In addition to solicitations by mail, our directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, facsimile and personal interviews. We will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. We will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.

Householding of Annual Meeting Materials
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement or our 2025 annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document if you write or call us at the following address or telephone number: 128 Spring Street, Building C – Suite 500, Lexington, MA 02421, Attention: Secretary, (617) 503-6500. If you want separate copies of the proxy statement and 2025 annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder (if the shares you own are held in “street name”), or you may contact us at the above address or telephone number.

APPENDIX A

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
CURIS, INC.

Curis, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:
FIRST:        That the Board of Directors of the Corporation has duly adopted resolutions authorizing and approving an amendment to the Restated Certificate of Incorporation of the Corporation to (i) increase the number of authorized shares of capital stock of the Corporation and (ii) increase the number of authorized shares of Common Stock of the Corporation.
SECOND:    That the amendment to the Restated Certificate of Incorporation of the Corporation set forth in this Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the Board of Directors and stockholders of the Corporation.
THIRD:    That upon the effectiveness of this Certificate of Amendment, the first paragraph of Article FOURTH of the Restated Certificate of Incorporation is hereby amended and restated as follows:
“FOURTH: The Corporation is authorized to issue two classes of capital stock, one of which is designated as common stock, $0.01 par value per share (“Common Stock”), and the other of which is designated as preferred stock, $0.01 par value per share (“Preferred Stock”). The total number of shares of both classes of capital stock that the Corporation shall have authority to issue is 572,514,300 shares, consisting of 567,514,300 shares of Common Stock and 5,000,000 shares of Preferred Stock. The Preferred Stock may be issued from time to time in one or more series as set forth in Section (b) of this Article FOURTH. The following is a statement of the designations and the powers, preferences and rights of, and the qualifications, limitations or restrictions applicable to, each class of capital stock of the Corporation.”

A-1

IN WITNESS WHEREOF, this Certificate of Amendment of Restated Certificate of Incorporation has been executed by a duly authorized officer of the Corporation on this ____ day of _______, 2026.

                 CURIS, INC.

By: Title:	James E. Dentzer President and Chief Executive Officer

A-2

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 18, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CRIS2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on May 18, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V89048-P49301

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CURIS, INC.

The Board of Directors recommends you vote FOR ALL of the following:

	For All	Withhold All	For All Except
1. Election of two Class III Directors.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees:

01) Martyn D. Greenacre
02) Kenneth I. Kaitin, Ph.D.

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer and giving full title.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

CURIS, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

To be held May 19, 2026

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY AND SHOULD BE RETURNED AS SOON AS POSSIBLE

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement, and Annual Report are available at www.proxyvote.com.

V89049-P49301

CURIS, INC.
Annual Meeting of Stockholders
May 19, 2026 11:00 AM Eastern Time
This proxy is solicited by the Board of Directors

The undersigned, having received notice of the Annual Meeting of Stockholders and the Board of Directors' proxy statement therefore, and revoking all prior proxies, hereby appoint(s) James E. Dentzer and Diantha Duvall, and each of them, attorneys or attorney of the undersigned (with full power of substitution and resubstitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of Curis, Inc. (the "Company") to be held online on Tuesday, May 19, 2026, at 11:00 AM Eastern Time, at www.virtualshareholdermeeting.com/CRIS2026, and any continuations, postponements or adjournments thereof, and to vote and act upon the following matters proposed by the Company in respect of all shares of stock of the Company which the undersigned may be entitled to vote or act upon, with all the powers the undersigned would possess if personally present. None of the following proposals is conditioned upon the approval of any other proposal. In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. The shares represented by this proxy will be voted as directed by the undersigned. **If no direction is given with respect to any election to office or proposal, this proxy will be voted as recommended by the Board of Directors**. Virtual attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing. **WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE. A VOTE "FOR ALL" THE DIRECTOR NOMINEES AND A VOTE "FOR" PROPOSALS 2, 3, 4 AND 5 IS RECOMMENDED BY THE BOARD OF DIRECTORS. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT THEREOF**.

Continued and to be signed on reverse side